Exhibit 10.29

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into as of February 23, 2015, by and between RESET THERAPEUTICS, INC., a Delaware corporation (“Sublandlord”), and CATALYST BIOSCIENCES, INC., a Delaware corporation (“Subtenant”).

R E C I T A L S

A. Pursuant to the Lease Agreement dated December 11, 2014 (together with all amendments, modifications and exhibits thereto, the “Master Lease”) between CRP Edgewater, L.L.C., a Delaware limited liability company (“Landlord”), as landlord, and Sublandlord, as tenant, Sublandlord is leasing approximately 32,974 rentable square feet of space (the “Premises”) in the building located at 260 Littlefield Avenue in South San Francisco, California (the “Building”) in the multi-building office and life science project commonly known as the Edgewater Business Park (the “Project”). A copy of the Master Lease is attached hereto as EXHIBIT A.

B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, the portion of the Premises outlined on EXHIBIT B attached hereto, consisting of approximately 12,965 rentable square feet of space (the “Sublease Premises”), on the terms and conditions set forth in this Sublease.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1.	Sublease

(a) Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental and upon all of the conditions set forth herein, the Sublease Premises.

(b) In connection with its use of the Sublease Premises, Subtenant shall also have the non-exclusive right to use, subject to Sublandlord’s reasonable rules and regulations, (a) in common with Sublandlord and the other occupants of the Project, the common areas outside the Premises that Sublandlord has the right to use and (b) in common with Sublandlord and any other occupants of the Premises, the lobby, hallways, MPOE room, kitchens, restrooms, shower facilities and warehouse in the Premises, consisting of approximately 10,809 rentable square feet of space, as shown as “Shared Areas” on EXHIBIT B attached hereto, to the extent reasonably necessary for Subtenant’s use of the Sublease Premises (the “Shared Areas”). Subtenant shall cooperate with Sublandlord in good faith with respect to the use of the Shared Areas and shall not damage any portion of the Shared Areas or use any portion of the Shared Areas for any purpose for which it is not intended. Subtenant shall have no right to enter, and shall prevent its employees, agents, contractors, licensees and invitees from entering, any portion of the Premises other than the Shared Areas. Each party shall use commercially reasonable efforts to prevent its agents, employees or contractors from discovering or otherwise coming into contact with confidential information of the other party. If, despite such efforts, any such confidential information is discovered by a party, such party shall promptly inform the other party of such discovery, and shall hold, and use reasonable efforts to cause its employees, agents, contractors, licensees invitees to hold, such information confidential. Concurrently with the execution of this Sublease, the parties shall enter into an amended and restated nondisclosure agreement (“NDA”) in the form attached hereto as EXHIBIT C to amend and restate that certain Confidentiality Agreement dated August 22, 2013, by the parties with respect to that certain Sublease Agreement dated as of August 22, 2013, by the parties. No breach of the NDA, however, shall constitute a default under this Sublease, except to the extent that the act or omission causing such breach otherwise constitutes a default under this Sublease. If either party grants to a third party the right to use or occupy any portion of the Premises, including, without limitation, the Shared Area, then as a condition of such party’s grant that third party shall enter into an NDA in favor of the other party.

(c) Sublandlord shall have the non-exclusive right to use Subtenant’s glass wash/autoclave in accordance with such schedules and operating procedures and for such additional costs as Subtenant may reasonably determine. Subtenant makes no representation or warranty regarding the glass wash/autoclave. Sublandlord shall use the glass wash/autoclave in compliance with Subtenant’s operating procedures and all manufacturers’ instructions and warranties, copies of which shall be made available to Sublandlord to the extent in Subtenant’s possession and not previously provided to Sublandlord.

(d) Sublandlord shall also have the right to use during the Term (as defined below) the office furniture, vivarium equipment and other items owned by Subtenant and currently located in the Premises (but outside of the Sublease Premises) and described on EXHIBIT D attached hereto (the “Furniture”) at no additional cost to Sublandlord. The Furniture is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Sublandlord shall insure the Furniture under the property insurance policy required to be maintained by Sublandlord under the Master Lease. Sublandlord shall maintain the Furniture in good condition and repair, reasonable wear and tear excepted, and shall be responsible for any loss or material damage to the same occurring during the Term. Sublandlord shall not remove any of the Furniture from the Premises without Subtenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Upon the expiration of this Sublease, Sublandlord shall have the right, at its sole option, to purchase from Sublandlord, and Subtenant shall sell and convey to Sublandlord, any or all of the Furniture in its then AS IS condition and without warranty for the then fair market value thereof, as reasonably determined by Sublandlord and Subtenant. Subtenant shall, upon the expiration of this Sublease, remove any Furniture not so purchased by Sublandlord and repair any damage to the Premises caused by such removal.

2.	Term

(a) The initial term of this Sublease (“Initial Term”) shall commence on the later of (i) March 1, 2015, or (ii) the date on which the term of the Master Lease commences (the

“Commencement Date”), and end on August 31, 2015 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof. Notwithstanding the Commencement Date specified above, if for any reason Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on said date or any other date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder; provided, however, in such a case, Subtenant shall not be obligated to pay rent or perform any other obligation of Subtenant under this Sublease, except as may be otherwise provided in this Lease, until possession of the Sublease Premises is delivered to Subtenant; and provided further that if the Commencement Date does not occur by April 1, 2015, then Subtenant shall have the right to terminate this Sublease by giving written notice of such termination to Sublandlord, whereupon all prepaid rents and the L-C (as defined below) shall be returned to Subtenant and this Sublease shall have no further force or effect.

(b) Subtenant shall have the option (the “Extension Option”) to extend the term of this Sublease to include the period from September 1, 2015 through February 27, 2018 (the “Extension Term”) by giving written notice of such extension to Sublandlord at any time on or before June 30, 2015. If Subtenant exercises the Extension Option, this Sublease shall remain in full force and effect throughout such Extension Term on the same terms and conditions as provided herein, except that (i) during the Extension Term, Base Rent under this Sublease shall be payable on a monthly basis, in advance, without demand, deduction or set-off, as of the first day of each calendar month, in an amount equal to the product of (A) 18,370 (which is the sum of the number of rentable square feet in the Sublease Premises and fifty percent (50%) of the number of rentable square feet in the Shared Areas), multiplied by (B) the regularly-scheduled base monthly rent per rentable square foot of the Premises payable under the Master Lease during the Extension Term, (ii) Sublandlord shall grant Subtenant an Improvement Allowance of $55,110.00 on the same terms and conditions as provided in Section 65 of the Master Lease, as incorporated herein by reference, except that Sublandlord shall have no obligation to make any disbursements from such Improvement Allowance after November 30, 2015, and any monies remaining in the Improvement Allowance after such date shall be retained by Sublandlord and shall not be available to Subtenant for any purpose, (iii) the L-C Amount shall be increased, effective no later than the first day of the Extension Term, to the amount equal to two (2) times the last monthly installment of base rent payable by Subtenant during the Extension Term, by providing Sublandlord either with an amendment to the L-C increasing the L-C to such L-C Amount or with additional L-Cs in an amount equal to the increase in such L-C Amount, which additional L-Cs shall comply with all of the provisions of this Section, and if Subtenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Sublease or the Master Lease, the same shall constitute an incurable default by Subtenant under this Sublease (without the need for any additional notice and/or cure period), and (iv) Subtenant shall have no further right to extend the Term. Subtenant’s exercise shall, at Sublandlord’s election, be null and void if Subtenant’s financial ability is insufficient (as reasonably determined by Sublandlord based upon its review of Subtenant’s financial statements and projections and such other financial information as Sublandlord may reasonably request) to perform all obligations under this Sublease during the Extension Term, if Subtenant has failed to faithfully, diligently and consistently comply with all obligations under this Sublease during the Term, or if Subtenant is in default under this

Sublease at the date of said notice or at any time thereafter and prior to commencement of the Extension Term. If Subtenant shall fail to exercise the Extension Option in accordance with the terms hereof, the Extension Option shall terminate and be null and void and Sublandlord shall have the right, on and after June 30, 2015 and notwithstanding anything to the contrary set forth in this Sublease or the Master Lease, to market and show the Sublease Premises to prospective subtenants and place on or about the Building or the Project for lease signs. Subtenant’s exercise of the Extension Option shall not operate to cure any default by Subtenant of any of the terms or provisions in this Sublease, nor to extinguish or impair any rights or remedies of Sublandlord arising by virtue of such default. If this Sublease or Subtenant’s right to possession of the Sublease Premises shall terminate in any manner whatsoever before Subtenant shall exercise the Extension Option, or before the commencement of the Extension Term, or if Subtenant shall have assigned this Sublease or subleased all or any portion of the Sublease Premises (other than to an Affiliate of Subtenant) before Subtenant shall have exercised the Extension Option, then immediately upon such termination, sublease or assignment, the Extension Option shall simultaneously terminate and become null and void. If the Term shall terminate for any reason prior to the expiration of the Initial Term, then the Extension Option shall become null and void, whether or not it has been previously exercised. Time is of the essence of this provision. As used in this Sublease, the term “Term” shall mean the Initial Term, as extended by the Extension Term, if applicable.

3.	Rent

(a) On or before the Commencement Date, Subtenant shall pay to Sublandlord base rent for the Sublease Premises for the entire Initial Term in the amount of $341,682.00 (the “Base Rent”).

(b) Commencing on the Commencement Date, in addition to the Base Rent payable pursuant to Section 3(a) above, Subtenant shall pay, as additional Rent but without duplication, 55.71% (which is the percentage equal to the sum of the number of rentable square feet in the Sublease Premises and fifty percent (50%) of the number of rentable square feet in the Shared Areas, divided by the number of rentable square feet in the Premises) (“Subtenant’s Percentage”) of each of the following (collectively, “Subtenant’s Share”): (i) Tenant’s Percentage Share of Operating Expenses payable by Sublandlord to Landlord under Section 6 of the Master Lease, (ii) costs of utilities payable by Sublandlord under Section 8 of the Master Lease, and (iii) the costs actually incurred by Sublandlord to maintain the Premises (including without limitation costs of maintenance contracts) pursuant to Section 12 of the Master Lease. Subtenant’s Share shall be payable by Subtenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Subtenant by Sublandlord. At Sublandlord’s option, however, Sublandlord may, from time to time, estimate what all or any portion of Subtenant’s Share will be, and the same shall be payable by Subtenant monthly during each calendar quarter of the Term, on the first day of each calendar month. In the event that Subtenant pays Sublandlord’s estimate of Subtenant’s Share, Sublandlord shall deliver to Subtenant after the expiration of each calendar quarter reasonably detailed statement (the “Reconciliation”) showing Subtenant’s Share of the actual Tenant’s Percentage Share of Operating Expenses during such quarter. If Subtenant’s payments under this Section during said calendar quarter exceed Subtenant’s Share as indicated in the Reconciliation, Subtenant shall be entitled to credit the amount of such overpayment against Subtenant’s rent next falling due. If Subtenant’s payments under this Section during said calendar quarter were less than Subtenant’s Share as indicated in the Reconciliation, Subtenant shall pay to Sublandlord the amount of the deficiency within ten (10) days after delivery by Sublandlord to Subtenant of the Reconciliation. Sublandlord and Subtenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last calendar quarter for which Subtenant is responsible for Subtenant’s Share, notwithstanding that the Term may have terminated before the end of such calendar quarter; and this provision shall survive the expiration or earlier termination of this Sublease.

(c) Subtenant shall pay, as additional Rent, (i) Subtenant’s Percentage of all other amounts paid by Sublandlord in connection with the Sublease Premises and the Shared Areas and any systems or equipment serving the Sublease Premises and/or the Shared Areas or otherwise used by Subtenant (including, without limitation, costs associated with the testing, cleaning, repair and maintenance of any telecommunications and data systems, HVAC, fire and life safety systems, waste disposal, elevator, generator, uninterruptible power supply, and any other systems and equipment shared with Subtenant), and (ii) all other amounts payable by Sublandlord under the Master Lease that are reasonably allocated to the Sublease Premises. All such amounts (including estimated payments thereof and adjustments thereto) shall be payable by Subtenant on the first day of each month or, if the same are not regularly scheduled payments under the Master Lease, ten (10) days after invoiced by Sublandlord. Subtenant and Sublandlord agree, as a material part of the consideration given by Subtenant to Sublandlord for this Sublease, that Subtenant shall pay all such amounts, such that Sublandlord shall receive, as net consideration for this Sublease, full reimbursement thereof. Notwithstanding the foregoing, in the event that any cost or expense is incurred by Sublandlord under this Sublease or the Master Lease for Subtenant’s sole benefit (including the disproportionate use of utilities and all charges regarding any dedicated HVAC unit serving only the Sublease Premises or any portion thereof), as a result of Subtenant’s request for certain services (such as extra hours’ charges), or as a consequence of Subtenant’s use of the Subleased Premises or the Shared Areas (such as increased insurance costs), Subtenant shall pay the entire cost thereof, and such charges shall not be prorated between Sublandlord and Subtenant.

(d) If the Initial Term or the Extension Term does not begin on the first day of a month or end on the last day of a month, the Rent for that partial month shall be prorated by multiplying the monthly Rent by a fraction, the numerator of which is the number of days of the partial month included in the Initial Term or Extension Term, as applicable, and the denominator of which is the total number of days in the full calendar month. The Rent shall be payable in lawful money of the United States to Sublandlord at its address stated herein or to such other persons or at such other places as Sublandlord may designate in writing. For purposes of this Sublease, the term “Rent” shall mean, collectively, the Base Rent, Subtenant’s Share and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent.” Subtenant shall have no right at any time to abate, reduce or set off any Rent due hereunder except where expressly provided in this Sublease.

4.	Condition of Sublease Premises

(a) Sublandlord shall deliver, and Subtenant shall accept, possession of the Sublease Premises in their “AS IS” condition as the Sublease Premises exist on the date hereof and Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Sublease Premises ready or suitable for Subtenant’s occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Sublease Premises, the Building or the Project. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Sublease Premises and the common areas of the Building and the Project.

(b) Upon the expiration or other termination of the Term, Subtenant shall quit and surrender to Sublandlord the Sublease Premises, broom clean, in the condition required under the Master Lease, decommission the Sublease Premises such that San Mateo County shall have issued its final report confirming that all requirements of the County with respect the decommissioning of the Sublease Premises have been met, and remove all alterations, changes and improvements made by or on behalf of Subtenant in the Sublease Premises to the extent required by Landlord.

5.	Letter of Credit

(a) Within thirty (30) days after the Commencement Date, Subtenant shall deliver to Sublandlord, as protection for the full and faithful performance by Subtenant of all of its obligations under this Sublease and for all losses and damages Sublandlord may suffer (or which Sublandlord reasonably estimates that it may suffer) as a result of any breach or default by Subtenant under this Sublease, an unconditional, clean, irrevocable negotiable standby letter of credit (the “L-C”) in the amount of $56,947.00 (the “L-C Amount”), in a form reasonably satisfactory to Sublandlord, payable in such locations as reasonably approved by Sublandlord, running in favor of Sublandlord, drawn on a bank (the “Bank”) reasonably approved by Sublandlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service (the “Credit Rating Threshold”), and otherwise conforming in all respects to the requirements of this Section. Sublandlord hereby approves Silicon Valley Bank as the Bank. Subtenant shall pay all expenses, points and/or fees incurred by Subtenant in obtaining and maintaining the L-C. In the event of an assignment by Subtenant of its interest in this Sublease (and irrespective of whether Sublandlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Sublandlord from the assignee shall comply with the requirements of this Section, and the reasonable attorneys’ fees incurred by Sublandlord in connection with such determination shall be payable by Subtenant to Sublandlord within ten (10) days of billing.

(b) The L-C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Subtenant further covenants and warrants as follows:

(i) The L-C shall provide that Sublandlord, its successors and assigns, may, at any time and without notice to Subtenant and without first obtaining Subtenant’s consent thereto, transfer (one or more times) all of its interest in and to the L-C to another party, person or entity concurrently with the assignment by Sublandlord of its rights and interests in and to this Sublease to such transferee. In the event of a transfer of Sublandlord’s interest in the Premises, Sublandlord shall transfer the L-C to the transferee and thereupon Sublandlord shall, without any further agreement between the parties, be released by Subtenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the L-C to a new Sublandlord. In connection with any such transfer of the L-C by Sublandlord, Subtenant shall, at Subtenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Subtenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

(ii) Subtenant shall neither assign nor encumber the L-C or any part thereof. Neither Sublandlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Subtenant in violation of this Section.

(iii) If, as a result of any drawing by Sublandlord on the L-C pursuant to its rights set forth below, the amount of the L-C shall be less than the L-C Amount, Subtenant shall, within ten (10) days thereafter, provide Sublandlord with (A) an amendment to the L-C restoring such L-C to the L-C Amount or (B) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Section, and if Subtenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Sublease or the Master Lease, the same shall constitute an incurable default by Subtenant under this Sublease (without the need for any additional notice and/or cure period).

(iv) If the L-C expires earlier than the date (the “LC Expiration Date”) that is ninety (90) days after the expiration of the term of this Sublease, Subtenant shall deliver a new L-C or certificate of renewal or extension to Sublandlord at least thirty (30) days prior to the expiration of the L-C then held by Sublandlord, without any action whatsoever on the part of Sublandlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Sublandlord in its reasonable discretion. In furtherance of the foregoing, Sublandlord and Subtenant agree that the L-C shall contain a so-called “evergreen provision,” whereby the L-C will automatically be renewed unless at least thirty (30) days’ prior written notice of non-renewal is provided by the issuer to Sublandlord; provided, however, that the final expiration date identified in the L-C, beyond which the L-C shall not automatically renew, shall not be earlier than the LC Expiration Date.

(v) If, at any time during the term of this Sublease, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a “Bank Credit Threat”), then Sublandlord shall have the right to require that Subtenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Section, and Subtenant’s failure to obtain such substitute L-C within ten (10) days following Sublandlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Sublease or the Master Lease to the contrary) shall entitle Sublandlord to immediately draw upon the then existing L- C in whole or in part, without notice to Subtenant, as more specifically described in this Section below. Subtenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Sublandlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Subtenant.

(c) Subtenant hereby acknowledges and agrees that Sublandlord is entering into this Sublease in material reliance upon the ability of Sublandlord to draw upon the L-C as protection for the full and faithful performance by Subtenant of all of its obligations under this Sublease and for all losses and damages Sublandlord may suffer (or which Sublandlord reasonably estimates that it may suffer) as a result of any breach or default by Subtenant under this Sublease. Sublandlord shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (i) such amount is due to Sublandlord under the terms and conditions of this Sublease and Subtenant has failed to cure such default after notice and within any applicable cure period, or (ii) Subtenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (iii) an involuntary petition has been filed against Subtenant under the Bankruptcy Code, or (iv) the Bank has notified Sublandlord that the L-C will not be renewed or extended through the LC Expiration Date, or (v) a Bank Credit Threat or Receivership (as defined below) has occurred and Subtenant has failed to comply with the requirements of either Section 5(b)(v) or 5(f), as applicable, or (vi) Subtenant has not surrendered possession of the Premises pursuant to the terms of this Sublease (including but not limited to Section 27 of the Master Lease, as incorporated herein) by the date that is thirty (30) days before the L-C Expiration Date. If Subtenant shall breach any provision of this Sublease or otherwise be in default hereunder (after applicable notice and cure periods) or if any of the foregoing events identified in Sections 5(c)(ii) through (vi) shall have occurred, Sublandlord may, but without obligation to do so, and without notice to Subtenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Sublandlord (A) to cure any breach or default of Subtenant and/or to compensate Sublandlord for any and all damages of any kind or nature sustained or which Sublandlord reasonably estimates that it will sustain resulting from Subtenant’s breach or default, (B) against any Rent payable by Subtenant under this Sublease that is not paid when due and/or (C) to pay for all losses and damages that Sublandlord has suffered or that Sublandlord reasonably estimates that it will suffer as a result of any breach or default by Subtenant under this Sublease. The use, application or retention of the L-C, or any portion thereof, by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by any applicable law, it being intended that Sublandlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled. Subtenant agrees not to interfere in any way with payment to Sublandlord of the proceeds of the L-C, either prior to or following a “draw” by Sublandlord of any portion of the L-C, regardless of whether any dispute exists between Subtenant and Sublandlord as to Sublandlord’s right to draw upon the L-C. No condition or term of this Sublease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Subtenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Sublandlord and the Bank, (ii) Subtenant is not a third party beneficiary of such contract, (iii) Subtenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Subtenant becomes a debtor under any chapter of the Bankruptcy Code, neither Subtenant, any trustee, nor Subtenant’s bankruptcy estate shall have any right to restrict or limit Sublandlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

(d) Sublandlord and Subtenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

(e) In the event Sublandlord draws down on the L-C pursuant to Section 5(c)(iv) or 5(c)(vi) above, the proceeds of the L-C may be held by Sublandlord and applied by Sublandlord against any rent payable by Subtenant under this Sublease that is not paid when due and/or to pay for all losses and damages that Sublandlord has suffered or that Sublandlord reasonably estimates that it will suffer as a result of any breach or default by Subtenant under this Sublease. Any unused proceeds shall constitute the property of Sublandlord and need not be segregated from Sublandlord’s other assets. Subtenant hereby (i) agrees that (A) Subtenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Sublandlord agrees that the amount of any proceeds of the L-C received by Sublandlord, and not (1) applied against any rent payable by Subtenant under this Sublease that was not paid when due, or (2) used to pay for any losses and/or damages suffered by Sublandlord (or reasonably estimated by Sublandlord that it will suffer) as a result of any breach or default by Subtenant under this Sublease (the “Unused L-C Proceeds”), shall be paid by Sublandlord to Subtenant (x) upon receipt by Sublandlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Section, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Subtenant, or an involuntary petition is filed against Subtenant by any of Subtenant’s creditors, under the Bankruptcy Code, then Sublandlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Sublease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

(f) In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Section, and, within ten (10) days following Sublandlord’s notice to Subtenant of such Receivership (the “LC Replacement Notice”), Subtenant shall replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Sublandlord and that complies in all respects with the requirements of this Section. If Subtenant fails to replace such L-C with a substitute L-C from a different issuer pursuant to the terms and conditions of this Section, then, notwithstanding anything in this Sublease to the contrary, Sublandlord shall have the right, at Sublandlord’s option, to declare Subtenant in default of this Sublease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period), in which event, Sublandlord shall have the right to pursue any and all remedies available to it under this Sublease and at law, including, without limitation, treating any Receivership as a Bank Credit Threat and exercising Sublandlord’s remedies under Section 5(b)(v) above, to the extent possible pursuant to then-existing FDIC policy. Subtenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Sublandlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Subtenant.

6.	Alterations

Notwithstanding anything to the contrary set forth in this Sublease or the Master Lease (including without limitation Section 13.1 of the Master Lease), no alterations, additions or improvements shall be made to the Sublease Premises except in accordance with this Sublease and the Master Lease, and only with the prior written consent of Sublandlord and, if required by the Master Lease, Landlord.

7.	Compliance with Master Lease

(a) Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease.

(b) This Sublease is and shall be at all times subject and subordinate to the Master Lease.

(c) Subtenant agrees that it will occupy the Sublease Premises in accordance with the terms of this Sublease and the Master Lease, and will not do or omit to do any act which causes a violation of or a default under any of the terms and conditions of the Master Lease or render Sublandlord liable for any damage, charge or expense thereunder, including without limitation surrendering possession of the Sublease Premises to Sublandlord later than the expiration or termination date of the Master Lease.

(d) Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease, including without limitation those in Sections 11, 12.2, 14 and 15, and, to the extent any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. Sublandlord shall, however, maintain with respect to the Sublease Premises any Maintenance Contracts maintained by Sublandlord with respect to the remainder of the Premises under Section 12.3 of the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied to the Building by Landlord or otherwise, including without limitation heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, and no failure to furnish, or interruption of, any such services or facilities shall give rise to any abatement, diminution or reduction of Subtenant’s obligations under this Sublease or liability on the part of Sublandlord. Notwithstanding the foregoing, if Landlord fails to perform any of such obligations under the Master Lease and such failure materially interferes with Subtenant’s use of the Sublease Premises or its rights under this Sublease, Sublandlord shall, upon Subtenant’s written request, take such action as may reasonably be indicated, under the circumstances, to secure such performance.

(e) The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the term “Landlord” is used it shall be deemed to mean Sublandlord, wherever in the Master Lease the term “Tenant” is used it shall be deemed to mean Subtenant, wherever in the Master Lease the term “Lease” is used it shall be deemed to mean this Sublease, wherever in the Master Lease the term “Premises” is used it shall be deemed to mean the Sublease Premises, and wherever in the Master Lease the term “Commencement Date” is used it shall be deemed to mean the Commencement Date as defined in this Sublease. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(i) The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any cure, right, remedy or option, are changed by shortening the same in each instance by three (3) days, so that in each instance Subtenant shall have three (3) days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of Landlord, or for the exercise by Landlord of any right, remedy or option, are changed extending the same in each instance by three (3) days, so that in each instance Sublandlord shall have three (3) days more time to observe or perform hereunder than Landlord has under the Master Lease.

(ii) Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference shall be deemed to inure to the benefit of Sublandlord, Landlord and any other person intended to be benefited by said provision.

(iii) Any right of Landlord under the Master Lease of access or inspection and any right of Landlord under the Master Lease to do work in the Premises or in the Building and any right of Landlord under the Master Lease in respect of rules and regulations, that are incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord and any other person intended to be benefited by said provision.

(iv) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(v) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

(vi) In the event of damage to or condemnation of the Sublease Premises, Sublandlord shall have no obligation to rebuild or restore the Sublease Premises or any portion thereof.

(vii) In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy. The policies of insurance required under the Master Lease and this Sublease or certificates thereof shall be delivered to Sublandlord by Subtenant on or before the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

(viii) Any representations or warranties in the Master Lease made by Landlord as to the Sublease Premises, the Building or the condition thereof shall be excluded from incorporation into this Sublease and shall not be binding on Sublandlord.

(f) Notwithstanding the terms of Section 7(e) above, the following provisions of the Master Lease shall not be incorporated into this Sublease: Sections 1 (except subsections 1.8 and 1.16), 2.1, 3, 5, 6 (except subsection 6.5, substituting “Reconciliation” for “Statement” provided that Subtenant shall exercise its right to audit not later than thirty (30) days following receipt of a Reconciliation), 7, 9 (except subsection 9.3), 10.2, 13.1 (the first sentence only), 21 (the fourth and fifth sentences only), 24, 28, 29 and 43, and Exhibits A, B, D (except Section 66 and, if Subtenant exercises the Extension Option, Section 65 to the extent set forth in Section 2(b) above), and E of the Master Lease.

(g) During the Term and for all periods subsequent thereto with respect to obligations which have arisen during the Term, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease (except as expressly excluded pursuant to Section 7(f)) to the extent such obligations pertain to the Sublease Premises and/or this Sublease.

(h) In any instance when Sublandlord’s consent or approval is required under this Sublease, it shall be deemed reasonable for Sublandlord to refuse to grant such consent or approval if, among other matters, Landlord’s consent or approval is required under the provisions of the Master Lease incorporated herein by reference and Landlord has refused to grant such consent or approval.

(i) Sublandlord represents and warrants that the Master Lease is in full force and effect and, to its knowledge (based solely on the actual personal knowledge of Shu Kurosaki, Sublandlord’s Vice President, Finance and Administration, and in no case on the actual or constructive knowledge of any other employee, agent, officer, director or other representative of Sublandlord), there exists under the Master Lease no default or breach by either Landlord or Sublandlord. Sublandlord shall (i) keep the Master Lease in effect; and (ii) not modify, amend or waive any provisions thereof or make any election, exercise any option, right or remedy, or grant any consent or approval thereunder that would materially affect the Sublease Premises or Subtenant’s rights or obligations under this Sublease without, in each instance, Subtenant’s prior written consent.

(j) Sublandlord shall obtain and keep in force all policies of insurance to the extent required to be maintained by Sublandlord under the Master Lease. Subtenant and its officers, shareholders, directors, employees, successors and assigns shall be included as additional insureds under Sublandlord’s commercial general liability policy and under Sublandlord’s excess or umbrella policy. Any policy or policies of fire, extended coverage or similar casualty insurance which either party obtains in connection with the Building, the Premises, or the Subleased Premises shall include a clause or endorsement denying the insurer any rights or subrogation against the other party (and Sublandlord’s and Subtenant’s subtenants and assigns). Notwithstanding anything to the contrary in this Sublease, Sublandlord and Subtenant each waives any rights of recovery against the other (and Sublandlord’s and Subtenant’s subtenants and assigns) for property damage or loss due to hazards insured or insurable by policies of fire, extended coverage or similar casualty insurance, regardless of whether such insurance policies or coverage shall actually have been obtained by the party granting such waiver, regardless of whether the insurance is for the full replacement cost or a lesser amount and regardless of the cause of such fire or casualty, including the negligence of the party benefiting from such waiver. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, Sublandlord and Subtenant each agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this paragraph and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained herein.

8.	Termination of Master Lease

If for any reason the term of the Master Lease shall terminate prior to the scheduled Expiration Date, this Sublease shall thereupon automatically terminate and Sublandlord shall not be liable to Subtenant by reason thereof unless (a) Subtenant shall not then be in default hereunder beyond any applicable notice and cure period, and (b) such termination shall have been effected because of the breach or default of Sublandlord under the Master Lease or by reason of the voluntary termination or surrender of the Master Lease by Sublandlord.

9.	Indemnity

(a) Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including without limitation reasonable attorneys’ fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to Landlord) by reason of (i) Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease (as incorporated herein by reference) or this Sublease, (ii) any accidents, damages or injuries to persons or property occurring in, on or about the Sublease Premises during the Term (except to the extent the same shall have been caused by Sublandlord’s negligence or willful misconduct), (iii) any breach or default hereunder on Subtenant’s part, (iv) the successful enforcement of Sublandlord’s rights under this Section or any other Section of this Sublease, (v) any work done after the Commencement Date in or to the Sublease Premises except if performed by Sublandlord or Landlord, or (vi) any act, omission, negligence or willful misconduct on the part of Subtenant and/or its officers, partners, employees, agents, or any person claiming through or under Subtenant in connection with this Sublease.

(b) Sublandlord shall not be liable for personal injury or property damage to Subtenant, its officers, agents, employees, invitees, guests, licensees or any other person in the Sublease Premises (except to the extent the same shall have been caused by Sublandlord’s negligence or willful misconduct). Any property of Subtenant kept or stored in the Sublease Premises shall be kept or stored at the sole risk of Subtenant. Subtenant shall hold Sublandlord harmless from any claims arising out of any personal injury or property damage occurring in the Sublease Premises, including subrogation claims by Subtenant’s insurance carrier(s), except to the extent the same shall have been caused by Sublandlord’s negligence or willful misconduct.

(c) Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all losses, costs, damages, expenses and liabilities, including without limitation reasonable attorneys’ fees and disbursements, which Subtenant may incur or pay out (including, without limitation, to Landlord) by reason of (i) Sublandlord’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease, (ii) any accidents, damages or injuries to persons or property occurring in, on or about the Premises (other than the Sublease Premises) during the Term (except to the extent the same shall have been caused by Subtenant’s negligence or willful misconduct), (iii) any breach or default hereunder on Sublandlord’s part, (iv) the successful enforcement of Subtenant’s rights under this Section or any other Section of this Sublease, or (v) any act, omission, negligence or willful misconduct on the part of Sublandlord and/or its officers, partners, employees, agents, or any person claiming through or under Sublandlord in connection with this Sublease.

10.	Subordination

This Sublease, upon Landlord’s or Sublandlord’s written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust or any other hypothecation or security now or hereafter placed upon the Sublease Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. At the request of any mortgagee, trustee or ground lessor succeeding to Landlord’s or Sublandlord’s interest in the Sublease Premises, Subtenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Sublease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Subtenant, this Sublease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Sublease are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or sublandlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Sublease by any prior landlord or sublandlord, (c) be subject to any offsets or defenses which Subtenant may have against the prior landlord or sublandlord, or (d) be liable to Subtenant for the return of its security deposit unless such sum was actually delivered to the new owner by way of an assumption of escrow accounts or otherwise. Subtenant agrees to execute and acknowledge any commercially reasonable documents Sublandlord reasonably requests that Subtenant execute to effectuate an attornment, a subordination, or to make this Sublease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be.

11.	Landlord’s Consent

Under the Master Lease, Sublandlord must obtain the consent of Landlord to any subletting. This Sublease shall not be effective unless and until Landlord has executed and delivered to Sublandlord a consent to this Sublease in form and content reasonably satisfactory to Sublandlord and Subtenant. Sublandlord and Subtenant acknowledge that Subtenant currently leases the entire Premises from Landlord pursuant to a lease (the “Existing Catalyst Lease”) that will expire on February 28, 2015. Subtenant shall therefore have the right to request that Landlord agree, whether in Landlord’s consent to this Sublease or in a separate instrument, that (a) Subtenant shall be deemed to have surrendered the Premises to Landlord in acceptable condition and to have satisfied all of Subtenant’s surrender obligations under the Existing Catalyst Lease (including, without limitation, pursuant to Section 17 thereof) by delivering possession of the Premises to Sublandlord (subject to this Sublease) in their then current, “AS-IS” condition as of the Commencement Date of this Sublease, and (b) Landlord shall refund to Subtenant, within thirty (30) days after the Commencement Date of this Sublease, the entire $278,604.00 security deposit currently held by Landlord under the Existing Catalyst Lease. In addition, Subtenant shall have the right to require that Landlord’s consent to this Sublease include Landlord’s agreement that Landlord’s waiver in the first sentence of Section 10.4 of the Master Lease applies with equal force in favor of Subtenant. Sublandlord acknowledges that, in addition to the foregoing, Subtenant intends to request that Landlord agree, for Subtenant’s benefit, that (i) Subtenant have the right, but not the obligation, to cure any default of Sublandlord under the Master Lease, and (ii) upon any termination of the Master Lease due to Sublandlord’s default, Subtenant have an option to enter into a new lease with Landlord on the same terms and conditions as the Master Lease for the remainder of the intended term thereof but without assuming any liability for any obligations under the Master Lease. Sublandlord shall cooperate reasonably with Subtenant (at no cost to Sublandlord) in obtaining such agreements of Landlord.

12.	Notices

Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified or registered mail, return receipt requested, addressed:

(i)	if to Sublandlord, to the following addresses:

Reset Therapeutics, Inc.

260 Littlefield Avenue, Suite 200

South San Francisco, California 94080

Attention: Finance and Administration

(ii)	if to Subtenant, to the following addresses:

Catalyst Biosciences, Inc.

260 Littlefield Avenue

South San Francisco, California 94080

Attention: Vice President, Finance

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day after delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

13.	Brokers

Sublandlord and Subtenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Sublease other than Jones Lang LaSalle, which represented Sublandlord, and Newmark Cornish & Carey, which represented Subtenant (collectively, the “Brokers”). Sublandlord shall pay the Brokers a commission pursuant to a separate agreement, but only if Subtenant validly exercises the Extension Option. Sublandlord and Subtenant each agrees to release, indemnify, defend and hold the other harmless from and against any claim based on the failure or alleged failure to pay any realtors, brokers, finders or agents other than the Brokers and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents other than the Brokers claiming by, through or on behalf of Sublandlord or Subtenant, respectively, with respect to this Sublease or the negotiation of this Sublease.

14.	Authority

Sublandlord and Subtenant each represents and warrants that the individual executing this Sublease on its behalf is duly authorized to execute and deliver this Sublease on behalf of Sublandlord and Subtenant, respectively, and that such execution is binding upon Sublandlord and Subtenant.

15.	Attorneys’ Fees

If Sublandlord or Subtenant brings an action to enforce or interpret any of its rights or remedies under this Sublease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in said action and any appeal therefrom, including reasonable attorneys’ fees fixed by the court.

16.	Complete Agreement

There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

17.	Interpretation

If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles in this Sublease are solely for convenience of reference and shall not affect its interpretation. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation, a limited liability company or any other form of business or legal association or entity.

18.	Successors and Assigns

This Sublease shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

19.	Counterparts

This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

20.	Parking

Subject to the terms and conditions of the Master Lease, Subtenant shall have the non-exclusive right to use fifty-four (54) unreserved parking stalls in the parking lots serving the Premises free of charge.

21.	Signage

Subject to Landlord’s consent, Subtenant shall have the right to maintain during the Term of this Sublease all of Subtenant’s signage existing at the Premises as of the date of this Sublease. Upon vacation of the Sublease Premises, Subtenant shall remove all such signs and repair, paint and/or replace the building fascia surface to which its signs are attached.

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IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the date first above written.

Sublandlord:

Reset Therapeutics, Inc., a Delaware corporation

By	/s/ Shu Kurosaki

Name:	Shu Kurosaki

Title:	Treasurer

Subtenant:

Catalyst Biosciences, Inc., a Delaware corporation

By	/s/ Nassim Usman

Name:	Nassim Usman, Ph.D.

Title:	CEO

EXHIBIT A

to Sublease Agreement

Master Lease

LEASE AGREEMENT

1.	BASIC LEASE PROVISIONS.

	1.1	DATE FOR REFERENCE PURPOSES:	December 11, 2014

	1.2	LANDLORD:	CRP Edgewater, L.L.C., a Delaware limited liability company

	1.3	TENANT:	Reset Therapeutics, Inc., a Delaware corporation

	1.4	BUILDING ADDRESS:	260 Littlefield Avenue, South San Francisco, California

	1.5	INTENTIONALLY OMITTED:

	1.6	RENTABLE AREA OF PREMISES:	Approximately 32,974 rentable square feet

	1.7	INTENTIONALLY OMITTED:

	1.8	USE:	General office, administrative, general laboratory, vivarium and research and development and related uses

	1.9	TERM:	Thirty six (36) months

	1.10	ESTIMATED COMMENCEMENT DATE:	March 1, 2015

	1.11	MONTHLY BASE RENT:	Period:	Monthly Base Rent:
			Months 1 through 12	$105,516.80
			Months 13 through 24	$108,682.30
			Months 25 through 36	$111,942.77

	1.12	BASE RENT PAID PRIOR TO COMMENCEMENT:	$105,516.80

		APPLIED TO:	March 2015

	1.13	LETTER OF CREDIT:	$223,885.54

	1.14	TENANT’S PERCENTAGE SHARE:	19.35% of Project 100% of Building

	1.15	INTENTIONALLY OMITTED:

	1.16	BUSINESS HOURS:	8:00 a.m. through 6:00 p.m. Monday through Friday, excluding nationally recognized holidays

	1.17	INTENTIONALLY OMITTED:

	1.18	NUMBER OF PARKING SPACES:	Ninety-Seven (97) unreserved

	1.19	MONTHLY PARKING RATES PER VEHICLE:	$00.00

1.20	REAL ESTATE BROKER:

	LANDLORD:	Chris Jacobs of CBRE, Inc.

	TENANT:	Gregg Walker of Jones Lang LaSalle

1.21	EXHIBITS ATTACHED TO LEASE:	Exhibit A - “Premises”; Exhibit B – “Verification Letter”; Exhibit C -“Rules and Regulations”; Exhibit D - “Addendum to Lease Agreement”; Exhibit E - “Form of Letter of Credit”

1.22	ADDRESSES FOR NOTICES:

	LANDLORD:	CRP Edgewater, L.L.C. c/o David A. Kingery Principal US Real Estate The Carlyle Group 3675 Mt. Diablo Boulevard, Suite 310 Lafayette, California 94549

	WITH A COPY TO:	Sandy Izumi Senior Real Estate Manager CB Richard Ellis 225 West Santa Clara Street, 10th Floor San Jose, California 95113

	TENANT:	Reset Therapeutics, Inc. 260 Littlefield Avenue, Suite 200 South San Francisco, California 94080 Attention: Finance and Administration

1.23 INTERPRETATION. The Basic Lease Provisions shall be interpreted in conjunction with all of the other terms and conditions of this Lease. Other terms and conditions of this Lease modify and expand on the Basic Lease Provisions. If there is a conflict between the Basic Lease Provisions and the other terms and conditions of this Lease, the other terms and conditions shall control.

2. PREMISES.

2.1 ACCEPTANCE. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the term of this Lease, subject to the terms, covenants and conditions of this Lease. The Premises is depicted on Exhibit “A” attached hereto. The Premises depicted on Exhibit “A” is all or a part of a building (the “Building”) and may contain areas outside of the Building to the extent such areas are specifically identified on Exhibit “A” as being a part of the Premises. Tenant acknowledges that it is in possession of the Premises and accepts possession of the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants, conditions, restrictions, easements (collectively, “Legal Requirements”), and except as may be otherwise expressly provided herein, Landlord shall not be obligated to make any repairs or alterations to the Premises. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. The number of square feet set forth in Section 1.6 is an approximation, and the Base Rent shall not be changed if the actual number of square feet in the Premises is different than the number of square feet set forth in Section 1.6.

2.2 COMMON AREAS. Landlord hereby grants to Tenant for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use (including Landlord), the Common Areas (as hereinafter defined) as they exist from time to time, subject to all rights reserved by Landlord hereunder and under the terms of all reasonable rules and regulations promulgated by Landlord from time to time with respect thereto. Landlord reserves the right from time to time to (a) make changes in the Common Areas, including, without limitation, changes in location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) construct additional buildings, parking areas, loading dock facilities and other improvements within the Common Areas; and (d) do and perform such other acts and make such other changes in, to or with respect to the Common Areas as Landlord may deem appropriate; provided that none of the foregoing Interferes with Tenant’s use of the Premises. As used herein, the term “Interfere” means interference with the operation of Tenant’s use of the Premises for the purpose specified in Section 1.8, including without limitation any material adverse interference with Tenant’s access to the Premises, reduction in the number of parking stalls available to Tenant or disturbance of or adverse effect on the activities within the vivarium or tissue culture areas within the Premises whether by light, noise, dust or other disturbances. As used herein, the term “Common Areas” means all areas and facilities outside the Premises and within the exterior boundary lines of the land owned by Landlord that are provided and designated by Landlord as such from time to time for general nonexclusive use of Tenant and others, including, if designated by Landlord as Common Areas, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways and landscaped areas, and Tenant shall have no leasehold interest in the Common Areas. The Building is part of a multi-building office and life science project currently owned by Landlord and known as “Edgewater Business Park”, which project (herein collectively referred to as the “Project”): is currently comprised of (A) the Building, (B) five (5) other buildings located within Edgewater Business Park (collectively, the “Additional Buildings”), (C) the Common Areas; and (D) the land upon which the Building, the Additional Buildings and such parking areas and other facilities are located. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas, including, without limitation, the storage of trucks or other vehicles. Any such storage shall be permitted only with the prior written consent of Landlord, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

3. TERM.

3.1 TERM AND COMMENCEMENT DATE. The term and Commencement Date of this Lease are as specified in Sections 1.9 and 1.10. The Commencement Date set forth in Section 1.10 is an estimated Commencement Date. Subject to the limitations contained in Section 3.3 below, the actual Commencement Date shall be the date possession of the Premises is tendered to Tenant in accordance with Section 3.4 below, which Commencement Date may be phased as set forth in Section 3.4 below; provided, however, that the Commencement Date shall not occur prior to the date set forth in Section 1.10. If the actual Commencement Date does not occur on the first day of a calendar month, the term of this Lease shall be extended by the number of days between the actual Commencement Date and the first day of the next calendar month, it being the intention of Landlord and Tenant that the term of the Lease end on the last day of a calendar month. Regardless of the Commencement Date is phased pursuant to Section 3.4, the Lease term for the entire Premises shall expire on February 28, 2018. When the actual Commencement Date is established by Landlord, Landlord shall complete the letter attached hereto as Exhibit B and Tenant shall, within ten (10) days after Landlord’s request, execute the letter and deliver it to Landlord. Tenant’s failure to execute the letter within said ten (10) day period shall be a default hereunder and shall constitute Tenant’s acknowledgment of the truth of the facts contained in the letter delivered by Landlord to Tenant.

3.2 DELAY IN POSSESSION. Notwithstanding the estimated Commencement Date specified in Section 1.10, if for any reason Landlord cannot deliver possession of any portion of the Premises to Tenant on said date or any other date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under this Lease, except as may be otherwise provided in this Lease, until possession of such portion of the Premises is tendered to Tenant, as defined in Section 3.4, which tender of possession may be phased as set forth in Section 3.4. If Landlord is unable to deliver possession of any portion of the Premises to Tenant on the estimated Commencement Date specified in Section 1.10, as the same may be adjusted in accordance with this Section 3.2 or Section 3.3 or in accordance with any work letter agreement attached to this Lease, due to a Force Majeure Event (as defined below), such estimated Commencement Date shall be extended by the period of the delay caused by the Force Majeure Event. A “Force Majeure Event” shall mean fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, or any other cause beyond the reasonable control of Landlord.

3.3 DELAYS CAUSED BY TENANT. There shall be no abatement of rent, and the one hundred twenty (120) day period and the two hundred forty (240) day period specified in Section 3.2 shall be deemed extended, to the extent of any delays caused by acts or omissions of Tenant, Tenant’s agents, employees and contractors, or for Tenant delays as defined in any work letter agreement attached to this Lease, if any (hereinafter “Tenant Delays”). Tenant shall pay to Landlord an amount equal to one thirtieth (l/30th) of the Base Rent and Tenant’s Percentage Share of Operating Expenses due for the first full calendar month of the Lease term for each day of Tenant Delay. For purposes of the foregoing calculation, the Base Rent payable for the first full calendar month of the term of this Lease shall not be reduced by any abated rent, conditionally waived rent, free rent or similar rental concessions, if any. Landlord and Tenant agree that the foregoing payment constitutes a fair and reasonable estimate of the damages Landlord will incur as the result of a Tenant Delay. Within thirty (30) days after Landlord tenders possession of the Premises to Tenant, Landlord shall notify Tenant of Landlord’s reasonable estimate of the date Landlord could have delivered possession of the Premises to Tenant but for the Tenant Delays. After delivery of said notice, Tenant shall immediately pay to Landlord the amount described above for the period of Tenant Delay.

3.4 TENDER OF POSSESSION. Possession of the portion of the Premises in which Tenant is currently in possession pursuant to a sublease from Catalyst Biosciences, Inc. (“Catalyst”) shall be deemed tendered to Tenant on the estimated Commencement Date set forth in Section 1.10. In addition, Landlord and Tenant acknowledge that Catalyst is in possession of the remainder of the Premises and possession of the remainder of the Premises shall be deemed tendered to Tenant, and the Commencement Date as to such portion of the Premises shall occur, upon the earlier of (i) the date when Tenant has reasonable access to such portion of the Premises, and Landlord has delivered possession of such portion of the Premises to Tenant, which tender of possession shall not occur unless and until Catalyst has surrendered possession of such portion of the Premises to Landlord in accordance with the Catalyst lease; or (ii) the date upon which Tenant, as sublandlord, and Catalyst, as subtenant, enter into a sublease for such portion of the Premises. Landlord agrees that it will not require Catalyst to remove any Required Removables (as defined in the Catalyst lease) or any cabling in the Premises; provided, however, Landlord shall not be responsible to reinstall or repair such should Catalyst not comply with such request. If Catalyst leaves any personal property in such portion of the Premises Tenant may request in writing, within ten (10) business days after such delivery of possession, that Landlord remove, at its sole cost and expense, some or all of such personal property and, in such event, Landlord shall so remove such personal property within ten (10) business days after receipt of such written request. If the delivery of possession and Commencement Date for the Premises is phased as set forth herein, any and all obligations and rights of Tenant set forth in this Lease, including, but not limited to, the payment of Base Rent, Tenant’s Percentage Share, the number of allocated parking spaces and the Improvement Allowance shall all be determined on a proportional basis based upon the then portion of the Premises for which possession has been tendered by Landlord. The parties acknowledge and agree that the portion of the Premises being occupied by Tenant pursuant to the Catalyst sublease is approximately 13,136 rentable square feet and the remainder of the Premises is 19,838 rentable square feet.

3.5 POSSESSION PRIOR TO COMMENCEMENT DATE. Landlord acknowledges that the sublease pursuant to which Tenant is currently occupying a portion of the Premises expires on February 27, 2015 and agrees that Tenant shall be entitled to continue to occupy such portion of the Premises on February 28, 2015 on the terms and conditions set forth in such sublease.

4. USE.

4.1 PERMITTED USE. The Premises shall be used only for the purpose described in Section 1.8 and for no other purpose. In no event shall any portion of the Premises be used for retail sales. Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project, including, without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion. Tenant shall not (a) permit any animals or pets other than animals for vivarium purposes and service animals to be brought to or kept in the Premises, (b) install any antenna, dish or other device on the roof of the Building or outside of the Premises, (c) make any penetrations into the roof of the Building, (d) place loads upon floors, walls or ceilings in excess of the load such items were designed to carry, (e) place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or other items outside of the Building in which the Premises is located or (f) change the exterior of the Premises or the Building in which the Premises is located. In no event shall Tenant use the Premises for the sale of medical marijuana or any use associated with the sale of medical marijuana. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Project are suitable for its intended use and that its use is permitted by applicable Legal Requirements, and that neither Landlord nor Landlord’s agents have made any representation or warranty as to the present or future suitability of the Premises, or the Project for the conduct of Tenant’s business. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Heavy equipment, machinery and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building and/or Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant. Tenant’s use of the Premises, machines and equipment which affect air quality or cause dust, debris or odor which may be transmitted to or through the structure of the Building, anywhere in the Project, or to any space therein, which is objectionable to Landlord or to any tenants in the Building in their commercially reasonable judgment, shall, at Tenant’s expense, be contained by Tenant so as not to affect any area of the Project, other tenants, Landlord, other than the interior of the Premises. Tenant’s use of the Premises, machines and equipment which cause noise and vibration which may be transmitted to the structure of the Building anywhere in the Project, or to any space therein, and which is objectionable to Landlord or to any tenants in the Building in their commercially reasonable judgment, shall, at Tenant’s expense, be contained by Tenant and placed and maintained by Tenant on vibration eliminators or other devices sufficient, in Landlord’s sole determination, to eliminate noise or vibration.

4.2 COMPLIANCE WITH LAWS. Tenant shall, at Tenant’s sole expense, promptly comply with all Legal Requirements, the reasonable recommendations of Landlord’s engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises or the occupation and specific use by Tenant of the Premises, Tenant shall, at Tenant’s sole expense, comply with all accessibility requirements of State and Federal law that apply to the Premises, Common Areas, Building or Project and all federal, state and local laws and regulations governing occupational safety and health where such compliance is required as a result of Tenant’s specific use of the Premises and/or any Alterations made by, for or at the request of Tenant. In connection therewith, Tenant acknowledges that it will be responsible for causing any Alterations made by or for Tenant, the Premises, Common Areas, Building and/or Project to comply with current and future laws and regulations, including, but not limited to, the Americans with Disabilities Act and Title 24 of the California Code of Regulations (including without limitation the 2013 Building Energy Efficiency Standards) even though such compliance requires Tenant to make substantial repairs or modifications (including structural modifications) to the Premises, Common Areas, Building or Project. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance, create a dangerous situation, or would disturb, unreasonably interfere with or endanger Landlord or any other tenants of the Project in their commercially reasonable judgment. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this section or to otherwise comply with applicable Legal Requirements provided that Landlord uses commercially reasonable efforts to cause such tenant or other person to comply with applicable Legal Requirements where such non-compliance Interferes with Tenant’s use of the Premises, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure. To Landlord’s actual knowledge, the Premises has not undergone an inspection by a certified access specialist. Landlord’s actual knowledge shall mean and be limited to the actual knowledge of the person who is the Building owner’s asset manager (not the Building’s property manager) on the date set forth in Section 1.1, without any duty of inquiry or investigation, and such asset manager shall have no personal liability if such representation or warranty is untrue. Tenant’s agreement to comply with all Legal Requirements does not extend to making structural alterations or doing remedial work required by any existing or future statute, code or ordinance, or to correcting pre-existing conditions or defects on the Premises existing on the Commencement Date unless such compliance is the result of Tenant’s specific use of the Premises or relates to any Alterations made by, for or at the request of Tenant.

4.3 INTENTIONALLY OMITTED.

5. BASE RENT. Tenant shall pay monthly Base Rent in the amount set forth in Section 1.11. On or before February 1, 2015, Tenant shall pay to Landlord the amount set forth in Section 1.12. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent and, if Landlord elects for Tenant to pay estimates monthly pursuant to Section 6.3, Tenant’s Percentage Share of Operating Expenses on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent and Tenant’s Percentage Share of Operating Expenses for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at its address in Section 1.22 or such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant shall have no right at any time to abate, reduce, or set off any rent due hereunder except where expressly provided in this Lease.

6. OPERATING EXPENSE PAYMENTS.

6.1 OPERATING EXPENSES. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant’s Percentage Share (as defined below) of the Operating Expenses for the Project. If less than 100% of the leasable square feet in the Project is occupied by tenants or Landlord is not supplying services to 100% of the leasable square feet of the Project at any time during any calendar year, Operating Expenses for such calendar year shall be an amount equal to the Operating Expenses which would normally be expected to be incurred had 100% of the Project’s leasable square feet been occupied and had Landlord been supplying services to 100% of the Project’s leasable square feet throughout such calendar year (hereinafter the “Grossed Up Operating Expenses”). Landlord’s good faith estimate of Grossed Up Operating Expenses shall not be subject to challenge or recalculation by Tenant except pursuant to Section 6.5. Tenant’s Percentage Share of Operating Expense increases for the last calendar year of the term of this Lease shall be prorated according to that portion of such calendar year as to which Tenant is responsible for a share of Operating Expenses. For the purposes of this Lease, the term “Operating Expenses” shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Project (including the associated Common Areas), including, but not limited to, the following:

(a) wages and salaries (including management fees) of all employees, agents, consultants and other individuals or entitles engaged in the operation, repair, replacement, maintenance, and security of the Project, including taxes, insurance and benefits relating thereto;

(b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project;

(c) annual cost of all Capital Improvements (as defined below) made to the Project which although capital in nature can reasonably be expected to reduce the normal operating costs of the Project, as well as all Capital Improvements made in order to comply with any law (i) hereafter promulgated; or (ii) now existing and as enforced; by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

(d) cost of all utilities paid by Landlord;

(e) cost of Landlord’s personal property used in connection with the operation of the Project;

(f) cost of repairs, replacements and general maintenance of the Project (including all truck court areas, paving and parking areas, Common Area lighting facilities, fences, gates, water lines, sewer lines, rail spur areas and any other item Landlord is obligated to repair or maintain), including costs incurred pursuant to Section 11;

(g) cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement or security of the Project (including, without limitation, alarm service, exterior painting, trash collection, snow, ice, debris and waste removal and landscape maintenance);

(h) the cost of all accounting fees, management fees, legal fees and consulting fees attributable to the operation, ownership, management, maintenance or repair of the Project;

(i) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant or other agreement relating to the sharing of costs among property owners;

(j) intentionally omitted;

(k) the cost of all business licenses, permits or similar fees relating to the operation, ownership, repair or maintenance of the Project;

(l) the cost of all Real Property Taxes and all insurance purchased by Landlord including, but not limited to, the insurance described in Section 10.2;

(m) all monitoring, investigation and remediation costs associated with Hazardous Materials and/or incurred pursuant to Section 27, unless such costs and expenses are (i) the responsibility of Tenant as provided in Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Section 27; or (ii) relate to any Handling or Release of Hazardous Materials by Landlord or another tenant of the Project in which case such costs and expenses shall not be included in Operating Expenses payable by Tenant; and

(n) the cost of any other item the cost of which is stated in this Lease to be an Operating Expense.

For purposes of this Lease, a “Capital Improvement” shall be an improvement to the Project that Landlord is obligated or permitted to make pursuant to this Lease, the cost of which is not fully deductible in the year incurred in accordance with generally accepted accounting principles; provided, however, that, at Landlord’s option, the following items shall be treated as expenses and not Capital Improvements, and the entire cost of these items may be included in Operating Expenses in the year incurred: (i) the cost of painting all or part of the Project, (ii) the cost of resurfacing and restriping roadways and parking areas, (iii) the cost of any items Tenant is obligated to pay for pursuant to Section 12 that Landlord elects, in its sole discretion, to include in Operating Expenses and (iv) the cost of Capital Improvements incurred in any calendar year to the extent the cost of the Capital Improvements are less than $25,000. References to facilities, services, utilities or other items in this section shall not impose an obligation on Landlord to have said facilities or to provide said services unless such facilities and services already exist at the Project or are otherwise required to be provided by Landlord under this Lease.

6.2 OPERATING EXPENSE EXCLUSIONS. Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term “Operating Expenses” shall not include the following: (i) costs (including permit, license and inspection fees) incurred for tenant improvements, renovations, decoration, painting or redecoration for other tenants within the Project (including Tenant); (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion of the Project), leasing commissions, advertising expenses, rental concessions, lease buyouts and similar costs incurred in connection with the leasing, relocating tenants within, sale, ownership restructuring or financing of the Project; (iii) depreciation of the Building or any other improvements situated within the Project; (iv) any items for which Landlord is actually reimbursed by, or which are reasonably recoverable from, insurance or direct reimbursement by any other tenant of the Project or other party; (v) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles unless such deductibles are actually reimbursed by another tenant of the Project or other party) in excess of the insurance proceeds therefor (or, if greater, the proceeds that would have been available had Landlord maintained the insurance required to be maintained by Landlord pursuant to this Lease) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain; (vi) any interest or payments on any financing for the Building or the Project and interest and penalties incurred as a result of Landlord’s late payment of any invoice; (vii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Section 27 hereof; (viii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; (ix) any payments under a ground lease or master lease; (x) except as provided above, the cost of Capital Improvements; (xi) costs resulting from the correction of any latent construction defects in all or any portion of the Building or Project, or any condition that is not in compliance with applicable Legal Requirements as in effect and as enforced as of the Commencement Date; (xii) Landlord’s general overhead and any other expense not directly related to the Building or Project; (xiii) costs and expenses incurred in connection with compliance with or the contesting or settlement of any claimed violation of law or requirements of law; (xiv) management fees in excess of 3.5% of gross revenues of the Project; and (xv) costs to correct any structural failure of the Premises or structural failure in the Common Area in existence prior to the Commencement Date.

6.3 PAYMENT. Tenant’s Percentage Share of Operating Expenses shall be payable by Tenant within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord’s option, however, Landlord may, from time to time, estimate what Tenant’s Percentage Share of Operating Expenses will be, and the same shall be payable by Tenant monthly during each calendar year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord’s estimate of Tenant’s Percentage Share of Operating Expenses, Landlord shall use its commercially reasonable to deliver to Tenant within one hundred eighty (180) days after the expiration of each calendar year a reasonably detailed statement (the “Statement”) showing Tenant’s Percentage Share of the actual Operating Expenses incurred during such year. Landlord’s failure to deliver the Statement to Tenant within said period shall not constitute Landlord’s waiver of its right to collect said amounts or otherwise prejudice Landlord’s rights hereunder. If Tenant’s payments under this section during said calendar year exceed Tenant’s Percentage Share as indicated on the Statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant’s rent next falling due. If Tenant’s payments under this section during said calendar year were less than Tenant’s Percentage Share as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the Statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last calendar year for which Tenant is responsible for Operating Expenses, notwithstanding that the Lease term may have terminated before the end of such calendar year; and this provision shall survive the expiration or earlier termination of the Lease.

6.4 TENANT’S PERCENTAGE SHARE. “Tenant’s Percentage Share” as used in this Lease shall mean the percentage of the cost of Operating Expenses for which Tenant is obligated to reimburse Landlord pursuant to this Lease. Notwithstanding anything to the contrary contained in Section 1.14, Landlord shall have the right to determine Tenant’s Percentage Share of the cost of Operating Expenses using any one of the following methods or any combination of the following methods, and Tenant hereby agrees that the following methods of allocation are reasonable: (a) by multiplying the cost of all Operating Expenses by a fraction, the numerator of which is the number of square feet of leasable space in the Premises and the denominator of which is the number of square feet of leasable space in all buildings in the Project; or (b) with respect to an Operating Expense attributable solely to the Building in which the Premises is located, by multiplying such cost by a fraction, the numerator of which is the number of square feet of leasable space in the Premises and the denominator of which is the number of square feet of leasable space in the Building in which the Premises is located or (c) by allocating an Operating Expense in any other reasonable manner, as determined by Landlord.

6.5 AUDITS. If Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant’s sole expense, not later than ninety (90) days following receipt of such Statement, to cause Landlord’s books and records with respect to the calendar year which is the subject of the Statement to be audited by an independent certified public accountant selected by Tenant and reasonably acceptable to Landlord. The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord’s regular business hours. Tenant’s Percentage Share of Operating Expenses shall be appropriately adjusted based upon the results of such audit, and the results of such audit shall be final and binding upon Landlord and Tenant. Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time Tenant is in default under the Lease after notice and the passage of any applicable cure period, or during any time where notice of default has been given by Landlord and such default remains uncured. The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant’s right to undertake an audit with respect to any calendar year shall expire ninety (90) days after Tenant’s receipt of the Statement for such calendar year, and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such ninety (90) day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit Operating Expenses for the calendar year which is the subject of the Statement. If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence such audit within sixty (60) days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after such notice is delivered to Landlord. If Tenant does not commence and complete the audit within such periods, the Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. Tenant agrees that the results of any Operating Expense audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity other than Tenant’s legal and financial advisors.

7. LETTER OF CREDIT.

(a) DELIVERY OF LETTER OF CREDIT. Tenant shall deliver to Landlord concurrent with Tenant’s execution of this Lease, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (the “L-C”) in the amount set forth in Section 1.13 of the Summary (the “L-C Amount”), in the form attached hereto as Exhibit E, payable in the City of San Francisco, California, San Jose, California, Redwood City, California and Walnut Creek, California, running in favor of Landlord, drawn on a bank (the “Bank”) reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service (the “Credit Rating Threshold”), and otherwise conforming in all respects to the requirements of this Section 7, including, without limitation, all of the requirements of Section 7(b) below, all as set forth more particularly hereinbelow. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall comply with the requirements of this Section 7, and the reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

(b) IN GENERAL CREDIT. The L-C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows:

i. LANDLORD RIGHT TO TRANSFER. The L-C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building or the Project, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

ii. No ASSIGNMENT BY TENANT. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.

iii. REPLENISHMENT. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 7(c) below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) days thereafter, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Section 7, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 17.1, below, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).

iv. RENEWAL; REPLACEMENT. If the L-C expires earlier than the date (the “LC Expiration Date”) that is ninety (90) days after the expiration of the term of this Lease, Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its reasonable discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L-C shall contain a so-called “evergreen provision,” whereby the L-C will automatically be renewed unless at least thirty (30) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L-C, beyond which the L-C shall not automatically renew, shall not be earlier than the LC Expiration Date.

v. BANK’S FINANCIAL CONDITION. If, at any time during the term of this Lease, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Section 7, and Tenant’s failure to obtain such substitute L-C within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L- C in whole or in part, without notice to Tenant, as more specifically described in Section 7(c), below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

(c) APPLICATION OF LETTER OF CREDIT. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease and Tenant has failed to cure such default after notice and within any applicable cure period, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date, or (E) a Bank Credit Threat or Receivership (as defined below) has occurred and Tenant has failed to comply with the requirements of either Section 7(b)(v) or 7(f), as applicable, or (F) Tenant has not surrendered possession of the Premises pursuant to the terms of this Lease (including, but not limited to, Article 27) by the date that is thirty (30) days before the L-C Expiration Date. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder or if any of the foregoing events identified in Sections 7(c)(B) through (F) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

(d) LETTER OF CREDIT NOT A SECURITY DEPOSIT. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

(e) PROCEEDS OF DRAW. In the event Landlord draws down on the L-C pursuant to Section 7(c)(D) or (F) above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any rent payable by Tenant under this Lease that was not paid when due, or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the “Unused L-C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Section 7, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

(f) BANK PLACED INTO RECEIVERSHIP. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Section 7, and, within ten (10) days following Landlord’s notice to Tenant of such Receivership (the “LC Replacement Notice”), Tenant shall replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Section 7. If Tenant fails to replace such L-C with a substitute L-C from a different issuer pursuant to the terms and conditions of this Section, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right, at Landlord’s option, to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period), in which event, Landlord shall have the right to pursue any and all remedies available to it under this Lease and at law, including, without limitation, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section 7(b)(v) above, to the extent possible pursuant to then-existing FDIC policy. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

8. UTILITIES.

8.1 PAYMENT. Tenant shall pay for all water, gas, electricity, heating, ventilation and air conditioning, telephone, sewer, sprinkler services, refuse and trash collection and other utilities and services used on the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall contract directly with the applicable public utility for any separately-metered services. Tenant shall pay Tenant’s Percentage Share of all charges for jointly metered utilities based upon consumption. Tenant agrees to limit use of water and sewer for normal laboratory, kitchen and restroom use, and nothing herein contained shall impose upon Landlord any duty to provide sewer or water usage for other than normal laboratory, kitchen and restroom usage.

8.2 INTERRUPTIONS. Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish water, gas, electricity, telephone, sewer, refuse and trash collection or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever, including the negligence of Landlord, its employees, agents and contractors, by act, negligence or default of Tenant or any other person or entity, or by any other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease provided that any such compliance does not Interfere with Tenant’s use of the Premises.

8.3 RAILROAD SPURS. If the Premises is served by a railroad spur, Tenant shall execute any agreement required by the railroad company serving the railroad spur, and such agreement shall be satisfactory to Landlord, in Landlord’s sole discretion. Tenant shall pay the cost of maintaining the railroad spur, at Tenant’s sole cost and expense.

8.4. ALTERNATIVE UTILITY PROVIDERS. If permitted by applicable Legal Requirements and provided there is no interruption in service to Tenant, Landlord shall have the right at any time and from time to time during the term of this Lease to either contract for service from a different company or companies (each such company referred to as an “Alternate Service Provider”) other than the company or companies presently providing electrical service for the Project (the “Electric Service Provider”) or continue to contract for service from the Electric Service Provider, at Landlord’s reasonable discretion. Tenant agrees to cooperate with Landlord, the Electric Service Provider, and an Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring and any other machinery within the Premises subject to the requirements of Section 34.1.

8.5 ENERGY USE. Landlord shall have the right to require Tenant to provide Landlord with copies of bills from electricity, natural gas or similar energy providers (collectively, “Energy Providers”) Tenant receives from Energy Providers relating to Tenant’s energy use at the Premises (“Energy Bills”) within ten (10) days after Landlord’s written request. In addition, Tenant hereby authorizes Landlord to obtain copies of the Energy Bills directly from the Energy Provider(s), and Tenant hereby authorizes each Energy Provider to provide Energy Bills and related usage information directly to Landlord without Tenant’s consent. From time to time within ten (10) days after Landlord’s request, Tenant shall execute and deliver to Landlord an agreement provided by Landlord authorizing the Energy Provider(s) to provide to Landlord Energy Bills and other information relating to Tenant’s energy usage at the Premises.

8.5 JANITORIAL SERVICES. Tenant will be responsible, at its sole cost and expense, for the furnishing of all janitorial services to the Premises, which janitorial services shall be consistent with the janitorial specifications of comparable life science and research and development buildings in South San Francisco, California, which such specifications shall be subject to Landlord’s reasonable approval.

9. REAL AND PERSONAL PROPERTY TAXES.

9.1 PAYMENT OF TAXES. Real Property Taxes (as defined below) shall be an Operating Expense.

9.2 DEFINITION OF REAL PROPERTY TAX. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof. Real Property Taxes shall not include income, inheritance and gift taxes.

9.3 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant’s use of the Premises. If any of Tenant’s personal property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.

9.4 REASSESSMENTS. From time to time Landlord may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Landlord may attempt to cause the Real Property Taxes to be reduced on other grounds. If Landlord is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a “Reduction”), Landlord shall, to the extent practicable, credit the Reduction(s) to Real Property Taxes for the calendar year to which a Reduction applies and recalculate the Real Property Taxes owed by Tenant for that year based on the reduced Real Property Taxes. All costs incurred by Landlord in connection with obtaining and/or processing the Real Property Tax reductions (e.g., consulting fees, accounting fees etc.) may be included in Operating Expenses or deducted from the Reduction. Landlord shall have the right to compensate a person or entity it employs to obtain a Reduction by giving such person or entity a percentage of any Reduction obtained.

10. INSURANCE.

10.1 INSURANCE-TENANT.

(a) Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing coverage in an amount not less than $1,000,000 per occurrence and not less than $1,000,000 in the aggregate with excess liability or umbrella coverage in an amount not less than $4,000,000 and an “Additional Insured-Managers and Landlords of Premises Endorsement.” The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.

(b) Tenant shall obtain and keep in force during the term of this Lease “Causes of Loss — Special Form” extended coverage property insurance (previously known as “all risk” property insurance). Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant’s personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant’s trade fixtures and other property. By way of example, and not limitation, such policies shall provide protection against any peril included within the classification “fire and extended coverage,” against vandalism and malicious mischief, theft and sprinkler leakage. Tenant’s policy shall include endorsements to insure Tenant against losses to valuable papers, records and computer equipment. To the extent that Tenant’s policy covers tenant improvements to the Premises, Landlord shall be a loss payee on such policy.

(c) Intentionally Omitted.

(d) Tenant shall, at all times during the term hereof, maintain the following insurance with coverages reasonably acceptable to Landlord: (i) workers’ compensation insurance as required by applicable Legal Requirements, (ii) employers liability insurance with limits of at least $1,000,000 per occurrence, (iii) automobile liability insurance for owned, non-owned and hired vehicles with limits of at least $1,000,000 per occurrence, and (iv) business interruption and extra expense insurance, which Tenant shall obtain not later than commencement of business operations by Tenant in the Premises. In addition to the insurance required in (i), (ii), (iii) and (iv) above, Landlord shall have the right to require Tenant to increase the limits of its insurance and/or obtain such additional insurance as is customarily required by landlords owning similar real property in the geographical area of the Project.

10.2 INSURANCE-LANDLORD.

(a) Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.

(b) Landlord shall also obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of the replacement cost thereof (excluding foundations and similar items), as reasonably determined by Landlord from time to time. The terms and conditions of said policies, their deductibles and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord’s sole discretion. In addition, at Landlord’s option, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord’s option, also cover all Operating Expenses. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such deductibles as Landlord may determine. Tenant shall pay at Tenant’s sole expense any increase in the property insurance premiums for the Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord’s insurance carrier as being caused by the nature of Tenant’s occupancy or any act or omission of Tenant.

10.3 INSURANCE POLICIES. Tenant shall deliver to Landlord certificates of the insurance policies required under Section 10.1 concurrently with Tenant’s execution of this Lease using an ACORD 28 form or a similar form reasonably approved by Landlord. Tenant’s insurance policies shall not be cancelable except after thirty (30) days prior written notice to Landlord, except for nonpayment of premium. Tenant shall provide Landlord with prompt written notice if it becomes aware of a reduction in coverage under any of Tenant’s insurance policies. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof. Tenant’s insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a “General Policyholder’s Rating” of at least A-VII (or such other rating as may be required by any lender having a lien on the Project) as set forth in the most recent edition of “Best Insurance Reports.” All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord, Landlord’s property manager and lender(s) and their respective officers, shareholders, directors, partners, members, managers, employees, successors and assigns, shall be included as additional insureds under Tenant’s commercial general liability policy and under the Tenant’s excess or umbrella policy, if any, using ISO additional insured endorsement CG 20 11 or a substitute providing equivalent coverage. Tenant’s insurance policies shall not include deductibles in excess of $25,000.

10.4 WAIVER OF SUBROGATION. Landlord waives any and all rights of recovery against Tenant and Tenant’s employees and agents for or arising out of damage to, or destruction of, the Project to the extent that Landlord’s insurance policies then in force insure against such damage or destruction (or to the extent of what would have been covered had Landlord maintained the insurance required to be carried under this Lease). Tenant waives any and all rights of recovery against Landlord and Landlord’s employees and agents for or arising out of damage to, or destruction of, the Project to the extent that Tenant’s insurance policies then in force insure against such damage or destruction (or to the extent of what would have been covered had Tenant maintained the insurance required to be carried under this Lease). Tenant shall cause the insurance policies it obtains in accordance with Section 10.1 relating to property damage to provide that the insurance company waives all right of recovery by subrogation against Landlord in connection with any liability or damage covered by Tenant’s insurance policies.

10.5 COVERAGE. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant’s property or Tenant’s obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant’s obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

11. LANDLORD’S REPAIRS. Landlord shall maintain only the structural elements of the roof of the Building (excluding the roof membrane), the structural soundness of the foundation of the Building and the structural elements of the exterior walls of the Building, which expenses incurred in connection with such maintenance, repair and replacement shall be included in Operating Expenses. Tenant shall reimburse Landlord for the cost of any maintenance, repair or replacement of the foregoing necessitated by Tenant’s misuse, negligence and alterations to the Premises or any breach of its obligations under this Lease. By way of example, and not limitation, the term “exterior walls” as used in this section shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this section, after which Landlord shall have a reasonable time in which to complete the repair. Nothing contained in this section shall be construed to obligate Landlord to seal or otherwise maintain the surface of any foundation, floor or slab. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

12. TENANT’S REPAIRS.

12.1 OBLIGATIONS OF TENANT. Subject to Section 12.2 below, Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises (except those listed as Landlord’s responsibility in Section 11 above) in good and sanitary condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, skylights, roof membranes, any special store front or office entry, walls and finish work, floors and floor coverings, heating and air conditioning systems, dock boards, bumpers, plates, seals, levelers and lights, plumbing work and fixtures (including periodic backflow testing), electrical systems, lighting facilities and bulbs, sprinkler systems, alarm systems, fire detection systems, termite and pest extermination, sidewalks, landscaped areas, fencing, tenant signage and regular removal of trash and debris. Tenant shall notify Landlord in writing prior to making any repair or performing any maintenance pursuant to this section, and Landlord shall have the right to designate the contractor Tenant shall use to make any repair or to perform any maintenance on the roof, heating, ventilation and air conditioning systems (“HVAC”), plumbing systems, electrical systems, sprinkler systems, fire alarm systems or fire detection systems located at the Premises. Tenant shall not paint or otherwise change the exterior appearance of the Premises without Landlord’s prior written consent, which may be given or withheld in Landlord’s reasonable discretion. The cost of maintenance and repair of any common party wall (any wall, divider, partition or any other structure separating the Premises from any adjacent premises occupied by other tenants) shall be shared equally by Tenant and the tenant occupying the adjacent premises; provided, however, if Tenant damages a party wall the entire cost of the repair shall be paid by Tenant, at Tenant’s sole expense. Tenant shall not damage any party wall or disturb the integrity and support provided by any party wall. If Tenant fails to keep the Premises in good condition and repair after notice and the passage of any applicable cure period, Landlord may, but shall not be obligated to, make any necessary repairs. If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within ten (10) days after demand by Landlord. Notwithstanding anything to the contrary set forth herein, Tenant is not liable for maintaining or repairing pre-existing defects in the Premises or repairs necessitated by Landlord’s gross negligence or willful misconduct.

12.2 PERFORMANCE OF WORK BY LANDLORD. Notwithstanding Tenant’s obligation to keep the roof membranes, HVAC units, sprinkler systems, fire alarm systems, fire detection systems and exterior walls of the Premises in good condition and repair, Landlord may from time to time employ contractors to perform all repairs, maintenance and replacements of the roof membranes, HVAC units, sprinkler systems, fire alarm systems, fire detection systems and exterior walls of the Premises. The items described in the previous sentence that Landlord may cause to be repaired, maintained and replaced are hereinafter referred to as the “Potential Landlord Maintenance Items.” If Landlord elects to perform some of all of the Potential Landlord Maintenance Items, Tenant shall reimburse Landlord as additional rent for all reasonable costs Landlord incurs in performing such Potential Landlord Maintenance Items within ten (10) days after written demand by Landlord. If Landlord elects to perform some of all of the Potential Landlord Maintenance Items, Landlord shall determine in its reasonable discretion the scope and timing of the performance of such Potential Landlord Maintenance Items, and, in such event, Tenant shall not perform such Potential Landlord Maintenance Items for so long as Landlord so elects to perform such Potential Landlord Maintenance Items. Landlord’s maintenance of the exterior walls of the Premises shall include the right, but not the obligation, of Landlord to paint from time to time all or some of the exterior walls, canopies, doors, windows, gutters, handrails and other exterior parts of the Premises with colors selected by Landlord, and Tenant shall reimburse Landlord as provided above for all reasonable costs incurred by Landlord in painting such items. If the Premises contains landscaped areas (“Landscaped Areas”), Landlord shall maintain the Landscaped Areas, and Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in maintaining the Landscaped Areas within ten (10) days after written demand by Landlord; provided, however, Landlord shall have the right to estimate the monthly cost of maintaining the Landscaped Areas, and Tenant shall pay such amount to Landlord as additional rent each month at the same time Tenant pays Base Rent. Tenant shall immediately give Landlord written notice of any repair or maintenance required by Landlord pursuant to this section, after which Landlord shall have a reasonable time in which to complete such repair or maintenance. Landlord shall have the right, but not the obligation, to include the cost of Potential Landlord Maintenance Items and the cost of the maintenance of Landscaped Areas in Operating Expenses, and Tenant shall then pay Tenant’s Percentage Share of such costs as determined by Landlord. Landlord shall have the right at any time, and from time to time, to elect upon written notice to Tenant to have Tenant perform some or all of the Potential Landlord Maintenance Items and/or the maintenance of the Landscaped Areas, in which event Tenant shall employ contractors designated by Landlord to perform such work and shall pay for all such work at Tenant’s sole cost and expense, all in accordance with the requirements of Section 12.1. As of the Commencement Date Landlord has not elected to perform the Potential Landlord Maintenance Items; provided, however, until the Landlord tenders possession of the entire Premises to Tenant pursuant to Section 3, Landlord shall perform the Potential Landlord Maintenance Items pursuant to this Section. Landlord shall provide Tenant with written notice that it elects or that it no longer elects to perform the Potential Landlord Maintenance Items at least thirty (30) days before the effective date of such election, which written notice shall include the Potential Landlord Maintenance Items that it elects or no longer elects to perform.

12.3 MAINTENANCE CONTRACTS. Unless Landlord otherwise elects to maintain some or all of the regularly scheduled preventative maintenance/service contracts, Tenant shall enter into and maintain, at Tenant’s cost, regularly scheduled preventative maintenance/service contracts for the following: the HVAC units servicing the Premises, the sprinkler, fire alarm and fire detection systems servicing the Premises, backflow testing for the plumbing servicing the Premises and for the roof membrane of the Premises (the “Maintenance Contracts”). The Maintenance Contracts shall include maintenance services consistent with comparable first-class life science and research and development buildings in South San Francisco, California and shall otherwise be reasonably acceptable to Landlord. Entry into the Premises by personnel under such Maintenance Contracts shall be subject to the terms of Section 34.1. if Landlord elects to maintain some or all of the Maintenance Contracts, Tenant shall reimburse Landlord for the cost of the Maintenance Contracts within thirty (30) days after written demand by Landlord; provided, however, Landlord shall have the right to estimate the monthly cost of the Maintenance Contracts, and Tenant shall pay such amount to Landlord as additional rent each month at the same time Tenant pays Base Rent. Landlord shall have the right, but not the obligation, to include the cost of Maintenance Contracts in Operating Expenses, and Tenant shall then pay Tenant’s Percentage Share of such costs as determined by Landlord. As of the Commencement Date, the Landlord has not elected to maintain any of the Maintenance Contracts.

13.	ALTERATIONS AND SURRENDER.

13.1 CONSENT OF LANDLORD. Tenant shall have the right, subject to Landlord’s reasonable requirements relating to construction at the Project, upon ten (10) days prior written notice to Landlord, to make alterations (“Permitted Alterations”) to the inside of the Premises (e.g., paint and carpet, communication systems, telephone and computer system wiring) that do not (i) involve the expenditure of more than $5,000, (ii) affect the exterior appearance of the Building or the roof, (iii) affect the Building’s electrical, plumbing, HVAC, life, fire safety or similar Building systems or the structural elements of the Building, (iv) affect the Common Areas or parking areas or (v) materially adversely affect any other tenant of the Project. Except with respect to Permitted Alterations, Tenant shall not, without Landlord’s prior written consent, which may be given or withheld in Landlord’s reasonable discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as “Non-Permitted Alterations”) in, on or about the Premises or the Project. References in this Lease to “Alterations” shall mean both Permitted Alterations and Non-Permitted Alterations. At the expiration of the term, Landlord may require the removal of any Alterations installed by Tenant after the date of this Lease and the restoration of the Premises and the Project to their prior condition, at Tenant’s expense. Landlord shall notify Tenant whether or not Landlord requires the removal of such Alteration and restoration of the Premises and the Project to their prior condition if and only if Tenant specifically requests in writing that Landlord make such a determination at the time Tenant requests Landlord’s consent to such Alteration or if no consent is required, Landlord will make such a determination within thirty (30) days after written request from Tenant. Landlord’s failure to make such a determination after request from Tenant shall be deemed Landlord’s election to require removal of such Alteration and restoration of the Premises and the Project to their prior condition. If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation, and such compliance requires Landlord to make any improvement or Alteration to any portion of the Project, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such architect and contractor as has been expressly approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and, if the Alterations are expected to cost in excess of Fifty Thousand Dollars ($50,000.00), Landlord may require Tenant to provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations, to insure Landlord against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. In addition, Tenant shall pay to Landlord a fee equal to seven percent (7%) of the cost of the Non-Permitted Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans for the Non-Permitted Alterations and in monitoring the construction of the Non-Permitted Alterations (the “Landlord Fee”). If Landlord incurs architectural, engineering or other consultant’s fees in evaluating such Non-Permitted Alterations, Tenant shall reimburse Landlord for these fees in addition to the Landlord Fee. If Tenant proposes Alterations to Landlord but subsequently elects not to construct the Alterations, and Landlord has incurred costs in reviewing Tenant’s proposed Alterations (e.g., architect’s, engineer’s or property management fees), Tenant shall reimburse Landlord for the costs incurred by Landlord within ten (10) days after written demand. Should Tenant make any Non-Permitted Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the term of this Lease, require that Tenant remove all or part of the Non-Permitted Alterations and return the Premises to the condition it was in prior to the making of the Non-Permitted Alterations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, “builders all risk” insurance in an amount reasonably approved by Landlord, workers compensation insurance and any other insurance requested by Landlord, in Landlord’s reasonable discretion. If any Alterations may impact Building systems, the roof (including roof membrane) and/or the Building structure, Landlord may elect to perform such Alterations at Tenant’s cost and expense, pursuant to such terms and conditions as Landlord may designate in its reasonable discretion at such time.

13.2 PERMITS. Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit, if a building permit is required. If Landlord consents to a Non-Permitted Alteration and the Non-Permitted Alterations require a building permit, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

13.3 MECHANICS LIENS. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or the Project, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not less than one and one-half times the amount of such contested lien claim indemnifying Landlord against liability arising out of such lien or claim. Such bond shall be sufficient in form and amount to free the Project from the effect of such lien. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs incurred as a result of any such lien.

13.4 NOTICE. Tenant shall give Landlord not less than ten (10) days’ advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project.

13.5 SURRENDER. Subject to Landlord’s right to require removal or to elect ownership as hereinafter provided, all Alterations made by Tenant to the Premises shall be the property of Tenant, but shall be considered to be a part of the Premises. Unless Landlord gives Tenant written notice of its election not to become the owner of the Alterations at the end of the term of this Lease as more fully set forth in Section 13.1, the Alterations shall become the property of Landlord at the end of the term of this Lease. Landlord may require, as more fully set forth in Section 13.1, that some or all Alterations be removed prior to the end of the term of this Lease and that any damages caused by such removal be repaired at Tenant’s sole expense. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises (including, but not limited to, all doors, windows, floors and floor coverings, skylights, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, electrical systems, lighting facilities, sprinkler systems, fire detection systems and nonstructural elements of the exterior walls, foundation and roof (collectively the “Elements of the Premises”)) to Landlord in good condition, ordinary wear and tear, repairs necessitated by Landlord’s negligence, intentional act or default and casualty and condemnation damage excepted, clean and free of debris and Tenant’s personal property, trade fixtures and equipment. Tenant’s personal property shall include all computer wiring and cabling installed by Tenant. Provided, however, if Landlord has not elected to have Tenant remove the Alterations, Tenant shall leave the Alterations at the Premises in good condition and repair, ordinary wear and tear excepted. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant’s trade fixtures, furnishings and equipment. Damage to or deterioration of any Element of the Premises or any other item Tenant is required to repair or maintain at the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. If the Premises are not surrendered at the expiration of the term or earlier termination of this Lease in accordance with the provisions of this section, at Landlord’s option. Tenant shall continue to be responsible for the payment of Base Rent and all other amounts due under this Lease until the Premises are so surrendered in accordance with said provisions. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all damages, expenses, costs, losses or liabilities arising from any delay by Tenant in so surrendering the Premises including, without limitation, any damages, expenses, costs, losses or liabilities arising from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses and damages suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, reasonable actual attorneys’ fees and costs.

13.6 FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to remove its property, in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable Legal Requirements, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.

14. DAMAGE AND DESTRUCTION.

14.1 EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Project is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Materials (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as “Damages”), but the Damages are not material (as defined in Section 14.2 below), Landlord shall repair the Damages to the Project as soon as is reasonably possible, and this Lease shall remain in full force and effect. If all or part of the Project is destroyed or materially damaged (as defined in Section 14.2 below), Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Project or to terminate this Lease. Landlord shall within sixty (60) days after the discovery of such material damage or destruction notify Tenant in writing of Landlord’s intention to repair or to rebuild or to terminate this Lease and, if Landlord intends to repair or rebuild, Landlord’s good faith determination of the number of days after the date of the discovery of the material damage or destruction until the Premises, and such portions of the Project providing access and necessary services to the Premises, will be substantially repaired, without payment of overtime or other premiums. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord’s election to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project after material damage or destruction, but in good faith determines that the Premises, and such portions of the Project providing access and necessary services to the Premises, cannot be substantially repaired within two hundred seventy (270) days after the date of the discovery of the material damage or destruction, without payment of overtime or other premiums, or if the damage occurs during the last twelve (12) months of the Lease term and cannot be substantially repaired within ninety (90) days after the date of discovery of the material damage or destruction, without the payment of overtime or other premiums, Tenant shall have a period of thirty (30) days after Landlord’s notice within which Tenant may elect to terminate this Lease, upon thirty (30) days’ advance written notice to Landlord. Tenant’s termination right described in the preceding sentence shall not apply if the damage was caused by the negligent or intentional acts of Tenant or its employees, agents, contractors or invitees. Failure of Tenant to exercise said election within said thirty (30) day period shall constitute Tenant’s agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion within such two hundred seventy (270) day period, subject to delays caused by Force Majeure Events. If Landlord is unable to repair the damage to the Premises or the Project during such two hundred seventy (270) day period due to Force Majeure Events, the two hundred seventy (270) day period shall be extended by the period of delay caused by the Force Majeure Events. Subject to Section 14.3 below, if Landlord or Tenant terminates this Lease in accordance with this Section 14.1, Tenant shall continue to pay all Base Rent, Operating Expenses and other amounts due hereunder which arise prior to the date of termination.

14.2 DEFINITION OF MATERIAL DAMAGE. Damage to the Project shall be deemed material if, in Landlord’s reasonable judgment, the uninsured cost of repairing the damage will exceed $25,000. If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Project, the damage shall be deemed material if the cost of repairing the damage exceeds $100,000. Damage to the Project shall also be deemed material if (a) the Project cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the damage in excess of $25,000 be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve (12) months of the Lease term.

14.3 ABATEMENT OF RENT. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of damage to the Premises, then Base Rent and Tenant’s Percentage Share of Operating Expenses shall be abated or reduced, as the case may be, for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises.

14.4 INTENTIONALLY OMITTED.

14.5 TENANT’S PROPERTY. Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively “Tenant’s property”) located at the Project, except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant’s repair or replacement of Tenant’s property shall be at Tenant’s sole cost and expense. Tenant acknowledges that it is Tenant’s sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant’s property.

14.6 WAIVER. Landlord and Tenant hereby waive the provisions of any present or future statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

15. CONDEMNATION. If any portion of the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or Project are taken by such condemnation as would adversely affect the operation and profitability of Tenant’s business conducted from the Premises, and said taking lasts for sixty (60) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than sixty (60) days, Tenant’s rent shall be abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Project. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant’s removable personal property and for moving expenses. In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Project caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. This section, not general principles of law or California Code of Civil Procedure Sections 1230.010 et seq., shall govern the rights and obligations of Landlord and Tenant with respect to the condemnation of ail or any portion of the Project.

16. ASSIGNMENT AND SUBLETTING.

16.1 LANDLORD’S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises (hereinafter collectively a “Transfer”), without Landlord’s prior written consent, which shall not be unreasonably withheld. Landlord shall respond to Tenant’s written request for consent hereunder within twenty (20) days after Landlord’s receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a default and breach of this Lease. Tenant’s written request for Landlord’s consent shall include, and Landlord’s twenty (20) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles for the lesser of (i) the past three (3) years or (ii) the time period the assignee or subtenant has been in existence, (b) federal tax returns for the proposed assignee or subtenant for the lesser of (i) the past three (3) years or (ii) the time period the assignee or subtenant has been in existence, (c) a credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant, (h) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises, and (i) a certificate signed by the proposed assignee or subtenant disclosing the Hazardous Materials it intends to use in the Premises in form reasonably required by Landlord. If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant’s written request shall not be considered complete until the information described in (a), (b) and (c) of the previous sentence has been provided with respect to each proposed guarantor. “Transfer” shall also include the transfer (a) if Tenant is a corporation, and Tenant’s stock is not publicly traded over a recognized securities exchange, of fifty percent (50%) or more of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership, limited liability company, limited liability partnership or other entity, of fifty percent (50%) or more of the profit and loss participation in such partnership or entity during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership, limited liability company, limited liability partnership or other entity. If Tenant is a limited or general partnership (or is comprised of two or more persons, individually or as co-partners), Tenant shall not be entitled to change or convert to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion. Notwithstanding anything to the contrary set forth in this Lease, the following transfers shall not be deemed Transfers or be subject to this Section 6: (A) trades of stock if Tenant’s stock is traded through an exchange or over the counter, (B) transfers of Tenant’s stock to its owners’ immediate family members or to trusts for the benefit of any such immediate family members, (C) transfer of all or any portion of the ownership of stock in Tenant if such transfer is made pursuant to or in connection with an initial public offering of the stock of Tenant, or (D) change in the ownership of fifty percent (50%) or more of the voting stock of Tenant as a result of new shares or the conversion of one class of shares to another class. Tenant’s sole remedy in the event that Landlord shall wrongfully withhold consent to or disapprove any assignment or sublease shall be to obtain an order by a court of competent jurisdiction that Landlord grant such consent; in no event shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed assignment or sublease. If Landlord shall exercise any option to recapture the Premises, or shall reasonably deny a request for consent to a proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by the proposed assignee or subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

16.2 STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 16. Tenant acknowledges and agrees that each requirement, term and condition in this Section 16 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 16 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord’s reasonable judgment, a proposed assignee has a smaller net worth than Tenant had on the date this Lease was entered into with Tenant or is less able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee’s or subtenant’s business will impose a burden on the Project’s parking facilities, Common Areas or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (f) the use of the Premises by the proposed assignee or subtenant will be a use not permitted by this Lease; (g) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (h) Tenant is in default after notice and the passage of any applicable cure period set forth in Section 17 at the time of the request, or Landlord has delivered a written notice of default and such default remains uncured; (i) if requested by Landlord, the assignee or subtenant refuses to sign a commercially reasonable non-disturbance and attornment agreement in favor of Landlord’s lender; (j) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (k) the assignee or subtenant is involved in a business which is not the use set forth in Section 1.8 or otherwise compatible with the Premises as then constituted; (I) the proposed assignee or subtenant is an existing tenant of the Project or is a person or entity then negotiating with Landlord for the lease of space in the Project and suitable space for such assignee or subtenant is available elsewhere in the Project; (m) the assignment or sublease will result in there being more than one subtenant of the Premises; (n) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency; (o) the assignee or subtenant will use, store or handle Hazardous Materials in or about the Premises of a type, nature, quantity not acceptable to Landlord, in Landlord’s reasonable discretion or (p) the assignee or subtenant is a person or entity to whom Landlord has agreed not to lease space in the Project pursuant to a lease with another tenant.

16.3 ADDITIONAL TERMS AND CONDITIONS. The following terms and conditions shall be applicable to any Transfer:

(a) Regardless of Landlord’s consent, no Transfer shall release Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty unless expressly agreed by Landlord in writing; provided, however, Landlord shall not be required to release Tenant.

(b) Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

(c) Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord’s right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 16.

(d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant.

(e) In the event of any default by Tenant under this Lease after notice and the passage of any applicable cure period, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

(f) Landlord’s written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then-existing default.

(g) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord’s election, render Landlord’s consent null and void.

(h) Landlord shall not be liable under this Lease or under any sublease to any subtenant except to the extent of Landlord’s gross negligence or willful misconduct.

(i) No assignment or sublease may be modified or amended without Landlord’s prior written consent.

(j) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

(k) At Landlord’s request, Tenant shall deliver to Landlord, Landlord’s standard consent to assignment or consent to sublease agreement, as applicable, executed by Tenant, the assignee and the subtenant, as applicable.

16.4 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant’s obligations under this Lease after notice and the passage of any applicable cure period, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary.

(b) In the event Tenant shall default in the performance of its obligations under this Lease after notice and the passage of any applicable cure period, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

16.5 TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent one-half of all amounts received by Tenant from the subtenant or assignee in excess of the amounts payable by Tenant to Landlord hereunder (the “Transfer Premium”). The Transfer Premium shall be reduced by the reasonable brokerage commissions, tenant improvement costs and legal fees actually paid by Tenant in order to assign the Lease or to sublet all or a portion of the Premises. “Transfer Premium” shall mean all base rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is subleased, for purposes of calculating the Transfer Premium, the Base Rent and the additional rent due under this Lease shall be allocated to the subleased premises on a per-leasable-square-foot basis (e.g., if one-half of the Premises is subleased, for purposes of determining the amount of the Transfer Premium, one-half of the Base Rent and additional rent due under this Lease would be allocated to the subleased premises, and this amount would be subtracted from the base rent, additional rent and other monies payable to Tenant under the sublease). “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair-market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer. Landlord and Tenant agree that the foregoing Transfer Premium is reasonable.

16.6 LANDLORD’S OPTION TO RECAPTURE SPACE. Notwithstanding anything to the contrary contained in this Section 16, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any request by Tenant to assign this Lease or to sublease more than fifty percent (50%) of the space in the Premises for more than fifty percent (50%) of the remaining term of this Lease, to terminate this Lease with respect to said space as of the date twenty (20) days after Landlord’s election. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Tenant’s Percentage Share of Operating Expenses and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant. Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting. Tenant acknowledges that the purpose of this section is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or subtenant, to give Landlord the ability to meet additional space requirements of other tenants of the Project and to permit Landlord to control the leasing of space in the Project. Tenant acknowledges and agrees that the requirements of this section are commercially reasonable and are consistent with the intentions of Landlord and Tenant.

16.7 LANDLORD’S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay (a) $1,500 to Landlord to compensate Landlord for its internal administrative costs in processing the request plus (b) Landlord’s reasonable out-of-pocket costs and expenses incurred in connection therewith, including, but not limited to, attorneys’, architects’, accountants’, engineers’ or other consultants’ fees.

16.8 PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Lease, an assignment of this Lease or sublease of all or any portion of the Premises to any entity which controls or is controlled by Tenant or which acquires all or substantially all of the assets of Tenant or which is the surviving entity resulting from a merger or consolidation of Tenant (in each such case, an “Affiliate”), shall not require Landlord’s consent, provided that at least thirty (30) days prior to such assignment or sublease if reasonably practicable and not a breach of any existing confidentiality agreement, but in any event within five (5) business days after Tenant is permitted to disclose such transaction pursuant to such confidentiality agreement, (i) Tenant provides Landlord with reasonable evidence that any such entity shall have the financial wherewithal to satisfy its obligations under this Lease; (ii) Tenant notifies Landlord in writing of any such assignment or sublease and provides Landlord with evidence that such assignment or sublease is a Transfer permitted by this section; (iii) prior to the date an assignment or sublease will take effect, the assignee or sublessee and Tenant shall enter into Landlord’s standard consent to sublease agreement or consent to assignment agreement (the “Transfer Agreements”), and (iv) Tenant shall pay the reasonable costs and expenses (including legal fees) incurred by Landlord in confirming that the assignment or sublease meets the requirements of this section and in preparing any Transfer Agreement. Whether or not an assignment or sublease to an Affiliate is made pursuant to the terms of this section, Tenant shall not be relieved of its obligations under this Lease.

17. DEFAULT; REMEDIES.

17.1 DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 17.2. Landlord or Landlord’s authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

(a) Tenant’s failure to make any payment of Base Rent, Tenant’s Percentage Share of Operating Expenses or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 17.1(a).

(b) The abandonment of the Premises by Tenant for more than fourteen (14) consecutive days coupled with the nonpayment of rent, in which event Landlord shall not be obligated to give any notice of default to Tenant.

(c) Intentionally omitted.

(d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 17.1(a), (b) and (c), above), where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s nonperformance is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said ten (10) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 17.1(d).

(e) (i) The making by Tenant or any guarantor of Tenant’s obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant. In the event that any provision of this Section 17.1(e) is unenforceable under applicable Legal Requirements, such provision shall be of no force or effect.

(f) The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant’s obligations hereunder, was materially false at the time given. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.

(g) If Tenant is a corporation, partnership, limited liability company or similar entity, the dissolution or liquidation of Tenant unless in connection with a permitted transfer of this Lease pursuant to Section 16.8.

(h) If Tenant’s obligations under this Lease are guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor’s refusal to honor the guaranty, (v) a guarantor’s breach of its guaranty obligation on an anticipatory breach basis or (vi) if the guarantor is a corporation, limited liability company or partnership, the dissolution of the guarantor or the termination of the guarantor’s existence.

17.2 REMEDIES.

(a) In the event of any default or breach of this Lease by Tenant after notice and the passage of any applicable cure period, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

(i) terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord. The “worth at time of award” of the amounts referred to in Section 17.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable Legal Requirements. The worth at the time of award of the amount referred to in Section 17.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For purposes of this Section 17.2(a)(i), “rent” shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.

(ii) maintain Tenant’s right of possession, in which event Landlord shall have the remedy described in California Civil Code Section 1951.4 which permits Landlord to continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due. In the event Landlord elects to continue this Lease in effect. Tenant shall have the right to sublet the Premises or assign Tenant’s interest in the Lease subject to the reasonable requirements contained in Section 16 of this Lease and provided further that Landlord shall not require compliance with any standard or condition contained in Section 16 that has become unreasonable at the time Tenant seeks to sublet or assign the Premises pursuant to this Section 17.2(a)(ii).

(iii) collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant’s obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

(iv) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

(b) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term of the Lease or by reason of Tenant’s occupancy of the Premises.

(c) If Tenant abandons the Premises (as defined in Section 17.1(b) above), Landlord may re-enter the Premises, and such re-entry shall not be deemed to constitute Landlord’s election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

17.3 DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to damages and/or an injunction. Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord’s performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within one (1) year after the date of Tenant’s discovery of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.

17.4 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant’s Percentage Share of Operating Expenses or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project. Accordingly, if any installment of Base Rent, Tenant’s Percentage Share of Operating Expenses or any other sum due from Tenant shall not be received by Landlord when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to six percent (6%) of such overdue amount. Notwithstanding the foregoing, Landlord agrees to waive the application of such late charge once during the Lease term if Tenant pays such delinquent sum within three (3) business days after written notice from Landlord. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, including the assessment of interest under Section 17.5.

17.5 INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable Legal Requirements. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

17.6 PAYMENT OF RENT AND SECURITY DEPOSIT AFTER DEFAULT. If Tenant fails to pay Base Rent, Tenant’s Percentage Share of Operating Expenses or any other monetary obligation due hereunder within three (3) business days after notice that such sum remains unpaid more than two (2) times in any calendar year, at Landlord’s option, all monetary obligations of Tenant hereunder for the remainder of the calendar year shall thereafter be paid by cashier’s check. If Landlord has required Tenant to make said payments by cashier’s check, Tenant’s failure to make a payment by cashier’s check for any unpaid amounts within ten (10) days after Landlord’s notice to Tenant of its election shall be a default hereunder.

18. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fall to perform any of its obligations under this Lease, Landlord may, but shall not be obligated to, after three (3) days’ prior written notice to Tenant and if Tenant is not diligently pursuing such performance (except that no notice shall be required in the event of emergency), make any such payment or perform any such act on Tenant’s behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of this section.

19. INDEMNITY. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, property managers, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the “Indemnified Parties” or “Landlord Parties”) from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, cost of consultants and experts, attorney’s fees, court costs and other legal expenses, effects of environmental contamination, cost of environmental testing, removal, remediation and/or abatement of Hazardous Materials (as said term are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as “Damages”) arising out of or related to an Indemnified Matter (as defined below). For purposes of this section, an “Indemnified Matter” shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a) Tenant and/or any agents, employees, contractors, vendors, suppliers, licensees, subtenants, and invitees of Tenant (Tenant and all of said persons or entities are hereinafter individually referred to as a “Tenant Party” and collectively referred to as “Tenant Parties”) use or occupancy of the Premises or the Project, (b) any act, omission or neglect of a Tenant Party, (c) Tenant’s failure to perform any of its obligations under the Lease, (d) the existence, use or disposal of any Hazardous Materials (as defined below) brought on to the Project by a Tenant Party or (e) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. Tenant’s obligations hereunder shall include, but shall not be limited to (f) compensating the Indemnified Parties for Damages arising out of Indemnified Matters within thirty (30) days after written demand from an indemnified Party and (g) providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant’s sole expense, within ten (10) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. If Tenant is obligated to compensate an Indemnified Party for Damages arising out of an Indemnified Matter, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the damages, and Tenant shall, upon thirty (30) days’ advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord. By way of example, and not limitation, Landlord shall have the immediate and unconditional right to cause any damages to the Common Areas, another tenant’s premises or to any other part of the Project to be repaired and to compensate other tenants of the Project or other persons or entities for Damages arising out of an Indemnified Matter. The indemnified Parties need not first pay any Damages to be indemnified hereunder. This indemnity is intended to apply to the fullest extent permitted by applicable Legal Requirements. Tenant’s obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination. Notwithstanding anything to the contrary contained in this section, Tenant shall not be obligated to indemnify an Indemnified Party from liability to the extent such liability arises out of the Indemnified Party’s negligence or willful misconduct.

20. EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord Parties shall not be liable for injury to Tenant’s business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant’s employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord Parties be liable for injury to the person of Tenant, Tenant’s employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, acts of terrorism, Hazardous Materials, fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, except to the extent the cause of the damage or injury arises out of the gross negligence or willful misconduct of Landlord Parties. Landlord Parties shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project, nor from the failure of Landlord Parties to enforce the provisions of the lease of any other tenant of the Project. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant’s property or business or injury to persons, in, upon or about the Project arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord Parties, except to the extent of the gross negligence or willful misconduct of Landlord Parties.

21. LANDLORD’S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer and the transferee’s written assumption of Landlord’s obligations under this Lease, Landlord shall automatically be released from all liability under this Lease; and Tenant hereby agrees to look solely to Landlord’s transferee for the performance of Landlord’s obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant’s security deposit to Tenant or transfer Tenant’s security deposit to Landlord’s transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord’s equity interest in the Project for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord’s failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord’s obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

22. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which may not be unreasonably withheld, conditioned or delayed. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint and/or replace the building fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for signs and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, and conform in all respects to Landlord’s reasonable requirements.

23. PARKING. During the term and subject to the rules and regulations attached hereto as Exhibit “C,” as modified by Landlord from time to time (the “Rules”), Tenant shall be entitled to use the number of parking spaces set forth in Section 1.18 in the Common Area parking lot of the Project at the rate set forth in Section 1.19. Tenant’s parking rights are in common with the parking rights of any other tenants of the Project, and all of Tenant’s parking spaces are unreserved parking spaces. Landlord reserves the right at any time to designate areas in the Common Areas where Tenant may or may not park. If Tenant commits or allows its employees, agents, invitees or contractors to commit in the parking lot any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, upon forty eight (48) hours prior notice or, without notice in the event (i) of an emergency, (ii) such vehicle is parked illegally; or (iii) such vehicle is impacting public or property safety, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord. Tenant’s parking rights are the personal rights of Tenant and its permitted assignees and subtenants, and Tenant shall not transfer, assign or otherwise convey its parking rights separate and apart from this Lease. All parking spaces may only be used for parking vehicles no larger than full-size passenger automobiles or pick-up trucks. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.

24. BROKER’S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in Section 1.20, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party. The commission payable to Landlord’s broker with respect to this Lease shall be pursuant to the terms of the separate commission agreement in effect between Landlord and Landlord’s broker. Landlord’s broker shall pay a portion of its commission to Tenant’s broker, if so provided in any agreement between Landlord’s broker and Tenant’s broker. Nothing in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s broker, except that Landlord shall indemnify, defend and hold Tenant harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by Tenant’s broker by reason of Landlord’s broker’s failure to pay the commission of Tenant’s broker.

25. ESTOPPEL CERTIFICATE.

25.1 DELIVERY OF CERTIFICATE. Tenant shall from time to time, upon not less than ten (10) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying such factual information as Landlord may reasonably request including, but not limited to, the following; (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant’s knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations, and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

25.2 FAILURE TO DELIVER CERTIFICATE. At Landlord’s option, the failure of Tenant to deliver such statement within such time shall constitute a default of Tenant hereunder, or it shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance, (c) not more than one month’s Base Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations, and (e) Tenant has taken possession of the Premises.

26. FINANCIAL INFORMATION. From time to time but no more once in any twelve (12) month period unless such request is made in connection with a financing or sale of all or any portion of the Project, in which case such request shall not count toward the one request in such twelve (12) month period, at Landlord’s request, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant’s sole cost and expense, upon not less than ten (10) days’ advance written notice from Landlord: (a) a current financial statement for Tenant and Tenant’s financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor’(s) financial statements for the previous two accounting years and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant and are then available, shall be audited by an independent certified public accountant. Tenant hereby authorizes Landlord, from time to time, without notice to Tenant, to obtain a credit report or credit history on Tenant from any credit reporting company.

27. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS.

27.1 DEFINITIONS. The following terms shall have the following meanings for purposes of this Lease:

“Biohazardous Materials” means any and all substances and materials defined or referred to as a medical waste,” “biological waste,” “biohazardous waste,” “biohazardous material” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) California Health & Safety Code Sections 25105 et seq., and any regulations promulgated thereunder, as amended from time to time.

“Environmental Condition” means the Release of any Hazardous Materials in, over, on, under, through, from or about the Project (including, but not limited to, the Premises).

“Environmental Damages” means all claims, suits, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, arising out of or in connection with any Environmental Condition, including, to the extent arising out of an Environmental Condition, without limitation: (A) damages for personal injury, or for injury to Project or natural resources occurring on or off the Project, including without limitation (1) any claims brought by or on behalf of any person, (2) any loss of, lost use of, damage to or diminution in value of any Project or natural resource, and (3) costs of any investigation, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or otherwise reasonably necessary to protect the public health or safety or to make full economic use of the affected Project or natural resource, whether on or off the Project; (B) reasonable fees incurred for the services of attorneys, consultants, contractors, experts and laboratories in connection with the preparation of any feasibility studies, investigations or reports or the performance of any work described above; (C) any liability to any third person or governmental agency to indemnify such person or agency for costs expended or liabilities incurred in connection with any items described in clause (A) or (B) above; (D) any diminution of the value of the Project, restrictions on use of the Project or adverse impacts on marketing or leasing rentable or useable space on the Project; and (E) the amount of any penalties, damages or costs a party is required to pay or incur in excess of that which the party otherwise would reasonably have expected to pay or incur absent the existence of the applicable Environmental Condition.

“Handling,” when used with reference to any substance or material, includes (but is not limited to) any receipt, storage, use, generation, Release, transportation, treatment, handling or disposal of such substance or material.

“Hazardous Materials” means any and all chemical, explosive, biohazardous, radioactive or otherwise toxic or hazardous materials or hazardous wastes, including without limitation any asbestos-containing materials, PCB’s, CFC’s, petroleum and derivatives thereof, Radioactive Materials, Biohazardous Materials, Hazardous Wastes, any other substances defined or listed as or meeting the characteristics of a hazardous substance, hazardous material, hazardous waste, extremely hazardous waste, restricted hazardous waste, toxic substance, toxic waste, biohazardous material, biohazardous waste, biological waste, medical waste, radiation, radioactive substance, radioactive waste, or other similar term, as applicable, under any law, statute, ordinance, code, rule, regulation, directive, order, condition or other written requirement enacted, promulgated or issued by any public officer or governmental or quasi-governmental authority, whether now in force or hereafter in force at any time or from time to time to protect the environment or human health, and/or any mixed materials, substances or wastes containing more than one of the foregoing categories of materials, substances or wastes.

“Hazardous Materials Laws” means, collectively, (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, (B) the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, (C) the Resource Conservation and Recovery Act of 1976, 42 U.S.C, Sections 6901-6987 (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, “RCRA”), (D) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Sections 25300 et seq., (E) the Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code Sections 25500 et seq., (F) the California Hazardous Waste Control Law, California Health & Safety Code Sections 25100 et seq. (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, the “CHWCL”), (G) California Health & Safety Code Sections 25015-25027.8, (H) any amendments to or successor statutes to any of the foregoing, as adopted or enacted from time to time, (I) any regulations or amendments thereto promulgated pursuant to any of the foregoing from time to time, (J) any statutes, laws, ordinances, codes, regulations or other Legal Requirements relating to Biohazardous Materials, including (but not limited to) any regulations or requirements with respect to the shipping, use, decontamination and disposal thereof, and (K) any other Legal Requirement now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, including (but not limited to) any requirements or conditions imposed pursuant to the terms of any orders, permits, licenses, registrations or operating plans issued or approved by any governmental or quasi-governmental authority from time to time either on a Project-wide basis or in connection with any Handling of Hazardous Materials in, on or about the Premises or the Project.

“Hazardous Waste Facility” means a hazardous waste facility as defined under the CHWCL or any successor statute as in effect from time to time which requires any permit or approvals issued by a governmental agency or regulatory agency (other than a permit for the Handling by Tenant of the Permitted Hazardous Materials).

“Hazardous Wastes” means (A) any waste listed as or meeting the identified characteristics of a “hazardous waste” or terms of similar import under RCRA, (B) any waste meeting the identified characteristics of a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the CHWCL, and/or (C) any and all other substances and materials defined or referred to as a “hazardous waste” or other term of similar import under any Hazardous Materials Laws.

“Radioactive Materials” means (A) any and all substances and materials the Handling of which requires an approval, consent, permit or license from the Nuclear Regulatory Commission, (B) any and all substances and materials the Handling of which requires a Radioactive Material License or other similar approval, consent, permit or license from the State of California, and (C) any and all other substances and materials defined or referred to as “radiation,” a “radioactive material” or “radioactive waste,” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) Title 26, California Code of Regulations Section 17-30100, and any statutes, regulations or other laws administered, enforced or promulgated by the Nuclear Regulatory Commission.

“Release” means any accidental or intentional spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, land, Surface water, groundwater or the environment (including without limitation the abandonment or discarding of receptacles containing any Hazardous Materials).

“Tenant’s Contamination” means any Hazardous Material Release on or about the Project by Tenant or a Tenant Party.

27.2 HANDLING OF HAZARDOUS MATERIALS. Tenant shall not cause or permit the presence or Handling of any Hazardous Materials in, on or about the Premises or the Project by any Tenant Party, except that Tenant shall be permitted to use in the Premises in a normal and customary manner necessary and reasonable quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities (“Common Office Chemicals”), provided that the Handling of such Common Office Chemicals by all Tenant Parties shall at all times comply with and be subject to all provisions of this Lease and all Legal Requirements, including all Hazardous Materials Laws. In addition, the parties acknowledge that Tenant wishes and intends to use all or a portion of the Premises as a general laboratory, vivarium and research and development facility for the conduct by Tenant’s business in accordance with the use described in Section 1.8, that such use, as conducted or proposed to be conducted by Tenant, would customarily include the Handling of Hazardous Materials, and that subject to all state, local and federal laws, the Legal Requirements, the terms of this Lease and the Rules and Regulations, Tenant shall therefore be permitted to engage in the Handling in the Premises only of necessary and reasonable quantities of Hazardous Materials customarily used in or incidental to the operation of a general laboratory, vivarium and research and development facility in the manner conducted or proposed to be conducted by Tenant hereunder (“Permitted Hazardous Materials”), provided that the Handling of such Permitted Hazardous Materials by all Tenant Parties shall at all times comply with and be subject to all provisions of this Lease and all Legal Requirements, including all Hazardous Materials Laws. Without limiting the generality of the foregoing, Tenant shall comply at all times with all Hazardous Materials Laws applicable to any aspect of Tenant’s use of the Premises and the Project and of Tenant’s operations and activities in, on and about the Premises and the Project, and shall ensure at all times that Tenant’s Handling of Hazardous Materials on and about the Premises does not violate (x) the terms of any governmental licenses or permits applicable to the Building (including, but not limited to, any discharge permit obtained by Tenant) or Premises or to Tenant’s Handling of any Hazardous Materials therein, (y) any applicable requirements or restrictions relating to the occupancy classification of the Building and the Premises, or (z) any Legal Requirements.

27.3 NO WASTE FACILITY. Tenant shall not (A) operate on or about the Premises any facility required to be permitted or licensed as a Hazardous Waste Facility or for which interim status as such is required, nor (B) store any Hazardous Wastes on or about the Premises for longer than the lesser of applicable Legal Requirements and ninety (90) days or more, nor (C) conduct any other activities on or about the Premises that could result in the Premises or the Project or any portion thereof being deemed to be a Hazardous Waste Facility (including, but not limited to, any storage or treatment of any Hazardous Wastes which could have such a result), nor (D) store any Hazardous Wastes on or about the Premises in violation of any Legal Requirements or in violation of the terms of any governmental or quasi-governmental licenses, permits or registrations held by Tenant in connection with the conduct of its business in and about the Premises.

27.4 DISPOSITION OF HAZARDOUS MATERIALS; LABORATORY SEWER. Tenant shall not Release or dispose of any Hazardous Wastes or Hazardous Materials at the Premises or on the Project in violation of any Hazardous Materials Laws and shall, to the extent required by Hazardous Materials Laws, but instead shall arrange for off-site disposal under Tenant’s own name and EPA waste generator number (or other similar identifying information issued or prescribed by any other governmental authority with respect to Radioactive Materials. Biohazardous Materials or any other Hazardous Materials) and at Tenant’s sole expense, in compliance with all applicable Hazardous Materials Laws and with all other applicable legal and regulatory requirements. Without limiting the generality of the foregoing restrictions, Tenant shall not do any of the following in violation of any Hazardous Materials Laws: (i) Release or discharge on, about or from the Project any water or waste that at its point of origin contains a Hazardous Waste, as defined in Title 42, U.S.C. Section 6901 et seq. or under any other Hazardous Materials Law, or (ii) Release on, about or from the Project any Hazardous Air Pollutants, as defined in Section 112(b) of the Clean Air Act (42 U.S.C. Section 7412(b)) in violation of any Hazardous Material Law or other legal requirement, or (iii) Release or discharge any Hazardous Materials or Hazardous Wastes into the sanitary sewer system serving the Premises, the Building and/or the Project.

27.5 SPECIFIC PROHIBITIONS. Notwithstanding any other provisions of this Section or of this Lease, the following specific prohibitions shall apply to the use and occupancy of the Premises by Tenant: (x) Tenant shall not install or cause to be installed any underground storage tanks in, on or about the Project at any time and (y) Tenant shall not Handle or bring onto the Project, or cause or permit any Tenant Party to Handle or bring onto the Project, (A) any Biohazardous Materials the use or presence of which requires a Biosafety Level 3 or 4 designation, or (B) any biological agents or biological materials designated as “select agents” or by any other similar designation applied by the US Food & Drug Administration or by any other federal governmental agency or authority to denote agents or materials associated with possible bioterrorism risks.

27.6 INFORMATION REGARDING HAZARDOUS MATERIALS. Tenant shall provide the following information and/or documentation to Landlord in writing prior to the execution of this Lease, and thereafter shall update such information and/or documentation (y) upon any material change in Tenant’s Hazardous Materials inventory or in Tenant’s business operations involving Hazardous Materials, and (z) at such other times as Landlord may reasonably request in writing from time to time, which updates shall reflect any material changes in such information and/or documentation: (1) A then current inventory of all Hazardous Materials that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time, or at the time of preparation of such inventory proposes or expects to use, handle, generate, transport, store, treat or dispose of from time to time, in connection with its operations at the Premises. Such inventory shall include, but shall separately identify, any Hazardous Wastes, Biohazardous Materials and Radioactive Materials covered by the foregoing description. If such inventory includes any Biohazardous Materials, Tenant shall also disclose in writing to Landlord the Biosafety Level designation associated with the use of such materials and shall complete a hazardous material disclosure certificate in a form reasonably requested by Landlord. (2) Copies of all then existing permits, licenses, registrations and other similar documents issued by any governmental or quasi-governmental authority that authorize any Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party. (3) All Safety Data Sheets (“SOS’s”), if any, required to be completed with respect to operations of Tenant at the Premises from time to time in accordance with California Code of Regulations Title 8, Section 5191, Occupational Exposure to Hazardous Chemicals in Laboratories or 42 U.S.C. Section 11021, or any amendments thereto, and any hazardous materials inventory that detail the SDS’s if required by Legal Requirements or then otherwise maintained by Tenant. (4) All hazardous waste manifests (as defined in Title 26, California Code of Regulations Section 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Premises. (5) A copy of any Hazardous Materials Business Plan required from time to time with respect to Tenant’s operations at the Premises pursuant to California Health & Safety Code Sections 25500 et seq., and any regulations promulgated thereunder, as amended from time to time, or in connection with Tenant’s application for a business license from the City of South San Francisco (the “City”), or, if not required, to the extent then maintained by Tenant. (6) Any Contingency Plans and Emergency Procedures required of Tenant from time to time, in connection with its operations at the Premises, pursuant to Title 26, California Code of Regulations Sections 22-67140 et seq., and any amendments thereto, and any Training Programs and Records required under Title 26, California Code of Regulations Section 22-66493, and any amendments thereto from time to time, or, if not required, to the extent then maintained by Tenant. (7) Copies of any biennial or other periodic reports furnished or required to be furnished to the California Department of Health Services from time to time, pursuant to Title 26, California Code of Regulations Section 22-66493 and any amendments thereto, relating to any Hazardous Materials. (8) Copies of any industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations at the Premises. (9) Copies of any other lists, reports, studies, or inventories of Hazardous Materials or of any subcategories of materials included in Hazardous Materials that Tenant is otherwise required to prepare and file from time to time with any governmental or quasi-governmental authority in connection with Tenant’s operations at the Premises, including (but not limited to) any forms or reports filed by Tenant with the federal Food & Drug Administration or any other regulatory authorities in connection with the presence (or lack thereof) of any “select agents” or other Biohazardous Materials on the Premises, together with proof of filing thereof. (10) Any other information reasonably requested by Landlord in writing from time to time in connection with (A) Landlord’s monitoring (in Landlord’s reasonable discretion) and enforcement of Tenant’s obligations under this Section and of compliance with applicable Legal Requirements in connection with any Handling or Release of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, (B) any inspections or enforcement actions by any governmental authority pursuant to any Hazardous Materials Laws or any other Legal Requirements relating to the presence or Handling of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, and/or (C) Landlord’s preparation (in Landlord’s reasonable discretion) and enforcement of any reasonable rules and procedures relating to the presence or Handling by Tenant or any Tenant Party of Hazardous Materials in the Premises or Building or on or about the Project, including (but not limited to) any contingency plans or emergency response plans as described above. Landlord shall keep confidential any information supplied to Landlord by Tenant pursuant to the foregoing; provided, however, that the foregoing shall not apply to any information filed with any governmental authority, available to the public at large or to the extent that Landlord is required by Legal Requirements to disclose such information (in which case disclosure shall be permitted only in accordance with such Legal Requirements). Landlord may provide such information to its lenders, consultants, investors, consultants and prospective lenders or purchasers on an as needed basis provided such entities agree to keep such information confidential.

27.7 INDEMNIFICATION; NOTICE OF RELEASE. Tenant shall be responsible for and shall indemnify, defend and hold Landlord harmless from and against all Environmental Damages to the extent arising out of or in connection with, or otherwise relating to, (i) any Handling of Hazardous Materials by any Tenant Party in, on or about the Premises or the Project in violation of this Section, (ii) any breach of Tenant’s obligations under this Section or of any Hazardous Materials Laws by any Tenant Party, or (iii) the existence of any Tenant Contamination in violation of Hazardous Materials Laws in, on or about the Premises or the Project to the extent caused by any Tenant Party, including without limitation any removal, cleanup or restoration work and materials necessary to return the Project or any improvements of whatever nature located on the Project to the condition required under Hazardous Materials Laws. In the event of any Tenant Contamination in, on or about the Premises or any other portion of the Project or any adjacent lands, Tenant shall promptly remedy the problem to the extent required by Hazardous Materials Laws and Legal Requirements, shall give Landlord oral notice of any such non-standard or non-customary Release promptly after Tenant becomes aware of such Release, followed by written notice to Landlord within five (5) days after Tenant becomes aware of such Release, and shall furnish Landlord with concurrent copies of any and all notices, reports and other written materials filed by any Tenant Party with any governmental authority in connection with such Release.

27.8 GOVERNMENTAL NOTICES. Tenant shall promptly provide Landlord with copies of all notices received by Tenant relating to any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in, on or about the Premises or any other portion of the Project, including, without limitation, any notice of violation, notice of responsibility or demand for action from any federal, state or local governmental authority or official in connection with any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in or about the Premises or any other portion of the Project.

27.9 INSPECTION BY LANDLORD. In addition to, and not in limitation of, Landlord’s rights under this Lease, upon reasonable prior request by Landlord, Tenant shall grant Landlord and its consultants, as well as any governmental authorities having jurisdiction over the Premises or over any aspect of Tenant’s use thereof, reasonable access to the Premises at reasonable times, subject to the requirements of Section 34.1, to inspect Tenant’s Handling of Hazardous Materials in, on and about the Premises, and Landlord shall not thereby incur any liability to Tenant or be deemed guilty of any disturbance of Tenant’s use or possession of the Premises by reason of such entry. Notwithstanding Landlord’s rights of inspection and review of documents, materials and physical conditions under this Section with respect to Tenant’s Handling of Hazardous Materials, Landlord shall have no duty or obligation to perform any such inspection or review or to monitor in any way any documents, materials, physical conditions or compliance with Legal Requirements in connection with Tenant’s Handling of Hazardous Materials, and no third Party shall be entitled to rely on Landlord to conduct any such inspection, review or monitoring by reason of the provisions of this Section.

27.10 MONITORING BY LANDLORD. Landlord reserves the absolute right to monitor, in Landlord’s reasonable discretion and at Landlord’s cost (the reasonable cost of which shall be recoverable as an Operating Expense hereunder (except in the case of a breach of any of Tenant’s obligations under this Section, in which event such monitoring costs may be charged back entirely to Tenant and shall be reimbursed by Tenant to Landlord within ten (10) days after written demand by Landlord from time to time, accompanied by supporting documentation reasonably evidencing the costs for which such reimbursement is claimed)), at such times and from time to time as Landlord in its reasonable discretion may determine, through consultants engaged by Landlord or otherwise as Landlord in its reasonable discretion may determine, (x) all aqueous and atmospheric discharges and emissions from the Premises during the term of this Lease by a Tenant Party, (y) Tenant’s compliance and the collective compliance of all tenants in the Building with requirements and restrictions relating to the occupancy classification of the Building (including, but not limited to, Hazardous Materials inventory levels of Tenant and all other tenants in the Building), and (z) Tenant’s compliance with all other requirements of this Section. Nothing in this Subsection 27.10 shall impose on Tenant any obligations with respect to Hazardous Materials not imposed by applicable Legal Requirements.

27.11 DISCOVERY OF DISCHARGE. If Landlord, Tenant or any governmental or quasigovernmental authority discovers any Release from the Premises in violation of Legal Requirements during the term of this Lease by a Tenant Party that jeopardizes the ability of the Building or the Project to meet applicable Legal Requirements or otherwise adversely affects the

Building’s or the Project’s compliance with applicable discharge or emission standards, or if Landlord discovers any other breach of Tenant’s obligations under this Section, then upon receipt of written notice from Landlord or at such earlier time as Tenant obtains actual knowledge of the applicable discharge, emission or breach, Tenant at its sole expense shall immediately (x) in the case of a Release in violation of Legal Requirements, cease the applicable discharge or emission and remediate any continuing effects of the discharge or emission until such time, if any, that the applicable discharge or emission is in compliance with all applicable Legal Requirements and any other applicable regulatory commitments and obligations, and (y) in the case of any breach of Tenant’s obligations under this Section, take such corrective measures as required by Legal Requirements.

27.12 POST-OCCUPANCY STUDY. If Tenant or any Tenant Party Handles any Hazardous Materials in, on or about the Premises or the Project during the term of this Lease, then within thirty (30) days after the termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating, the presence or absence of any Tenant Contamination in violation of Hazardous Material Laws in, on and about the Premises and the Project. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises and surrounding portions of the Project (if appropriate) which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with the applicable provisions of this Lease. To the extent any such remedial actions are the responsibility of Tenant, Tenant at its sole expense shall promptly commence and diligently pursue to completion the required remedial actions. Nothing in this Subsection 27.12 shall impose on Tenant any obligations with respect to the removal or remediation of Hazardous Materials not imposed by applicable Legal Requirements.

27.13 EMERGENCY RESPONSE PLANS. If Landlord in its reasonable discretion adopts any emergency response plan and/or any Contingency Plan and Emergency Procedures for the Building or for multiple Buildings on the Project, Landlord shall provide copies of any such plans and procedures to Tenant and, so long as such plans and procedures are reasonable and do not unreasonably interfere with Tenant’s use of the Premises for the purpose described in Section 1.8 or access to the Premises or materially increase the cost incurred by Tenant at the Premises, Tenant shall, at its sole cost and expense, comply with all of the requirements of such plans and procedures to the extent applicable to Tenant and/or the Premises. Landlord alone shall determine, in its reasonable discretion, the appropriate scope of such plans consultation and nothing in this paragraph shall be construed to give Tenant any right of approval or disapproval over Landlord’s adoption or modification of any such plans or procedures. Nothing in this Subsection 27.13 shall impose on Tenant any obligations with respect to the Handling, removal or remediation of Hazardous Materials not imposed by applicable Legal Requirements.

27.14 RADIOACTIVE MATERIALS. Without limiting any other applicable provisions of this Section, if Tenant Handles or proposes to Handle any Radioactive Materials in or about the Premises, Tenant shall provide Landlord with copies of Tenant’s licenses or permits for such Radioactive Materials and with copies of all radiation protection programs and procedures required under applicable Legal Requirements or otherwise adopted by Tenant from time to time in connection with Tenant’s Handling of such Radioactive Materials. In addition, Tenant shall comply with any and all rules and procedures issued by Landlord in its good faith discretion from time to time with respect to the Handling of Radioactive Materials on the Project (such as, by way of example but not limitation, rules implementing a label defacement program for decayed waste destined for common trash and/or rules relating to transportation and storage of Radioactive Materials on the Project), provided that such rules and procedures shall be reasonable and not in excess of obligations imposed by any applicable Legal Requirements.

27.15 DEEMED HOLDOVER OCCUPANCY. Notwithstanding any other provisions of this Lease, Tenant expressly agrees as follows: (1) If Tenant Handles any Radioactive Materials in or about the Premises during the term of this Lease, then for so long as any license or permit relating to such Radioactive Materials remains open following any otherwise applicable termination or expiration of the term of this Lease and another entity handling Radioactive Materials which is a prospective tenant of Landlord is legally prohibited from occupying the Premises, then and in such event, Tenant shall be deemed to be occupying the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the term of this Lease) and shall be required to continue to pay Base Rent and other charges in accordance with the holdover provisions of this Lease until such time as all such Radioactive Materials licenses and permits have been fully closed out in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements. (2) If Tenant Handles any Hazardous Materials in or about the Premises during the term of this Lease and, at the otherwise applicable termination or expiration of the term of this Lease, Tenant has failed to remove from the Premises, the Building and/or the Project all known Hazardous Materials Handled by a Tenant Party or has failed to complete any remediation or removal of Tenant’s Contamination and/or to have fully remediated, in compliance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements, the Tenant’s Handling and/or Release (if applicable) of any such Hazardous Materials and/or Tenant shall have failed to obtain and deliver to Landlord a written statement from the San Mateo County Department of Health stating that no further action is required for re-occupancy of the Premises, then for so long as such circumstances continue to exist, Tenant shall be deemed to be occupying the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the term of this Lease) and shall be required to continue to pay Base Rent and other charges in accordance with the holdover provisions of this Lease until such time as all such circumstances have been fully resolved in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements. For purposes of this Section below, “known” shall include both (A) matters actually known to either Landlord or Tenant at the relevant date and (B) any violations of Legal Requirements disclosed in the post-occupancy environmental study required under this Lease. (3) The parties acknowledge that any failure by Tenant (A) to have fully closed out any and all Radioactive Materials licenses and permits at the otherwise applicable termination or expiration of the term of this Lease to the extent required by Legal Requirements, and/or (B) to have removed from the Premises and the Building, at the otherwise applicable termination or expiration of the term of this Lease, all known Hazardous Materials attributable to Tenant’s use and occupancy of the Premises and to have fully remediated by such date, in compliance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements, the Tenant’s Handling and/or Release (if applicable) of any such Hazardous Materials in violation of Legal Requirements, in each instance will make it extremely difficult or impossible for Landlord to re-let or otherwise use the Premises while such circumstances continue, and will therefore cause Landlord to incur costs and damages not contemplated by this Lease (including, without limitation, loss of income from re-letting of the Premises and exposure to possible damages claims by successor tenants to which Landlord may have already contracted to re-let the Premises). The parties further acknowledge that it is extremely difficult and impractical to fix the exact amount of such costs and damages, and that the provisions of this Section represent a fair and reasonable estimate of Landlord’s damages from loss of opportunities to re-let the Premises (but do not include potential damages claims by successor tenants or limit Tenant’s liability to Landlord with respect to any such claims, which shall instead be governed by the indemnity provisions in this Lease) and are specifically intended to provide Landlord with reasonable protection against the loss of income associated with being unable to re-let the Premises until all such circumstances have been appropriately resolved, recognizing the long-lived nature of many Radioactive Materials and other Hazardous Materials and the strict Legal Requirements associated with the Handling of such Radioactive Materials and other Hazardous Materials.

27.16 SURVIVAL OF OBLIGATIONS. Tenant’s obligations and Landlord’s rights under this Section shall survive the expiration or other termination of this Lease and shall survive any conveyance by Landlord of its interest in the Premises. The provisions of this Section and any exercise by either party of any of the rights and remedies contained herein shall be without prejudice to any other rights and remedies that such party may have under this Lease or under applicable Legal Requirements with respect to any Environmental Conditions and/or any Hazardous Materials with respect to any breach of the other party’s obligations under this Section. Either party’s exercise or failure to exercise, at any time or from time to time, any or all of the rights granted in this Section shall not in any way impose any liability on such party or shift from the other party to such party any responsibility or obligation imposed upon the other party under this Lease or under applicable Legal Requirements with respect to Hazardous Materials, Environmental Conditions and/or compliance with Legal Requirements.

28. SUBORDINATION.

28.1 EFFECT OF SUBORDINATION. This Lease, and any Option (as defined below) granted hereby, upon Landlord’s written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s rights under this Lease, including without limitation its right to quiet possession of the Premises, shall not be disturbed if Tenant is not in default after notice and the passage of any applicable cure period and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee or ground lessor succeeding to Landlord’s interest in this Lease, Tenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Lease by any prior landlord, (c) be subject to any offsets or defenses which Tenant may have against the prior landlord or (d) be liable to Tenant for the return of its security deposit unless such sum was actually delivered to the new owner by way of an assumption of escrow accounts or otherwise; provided that the foregoing shall not limit either (i) Tenant’s right to exercise against the new owner any rights otherwise available to Tenant because of events occurring after the date of attornment or (ii) the new owner’s obligation to correct any conditions that existed as of the date of attornment and violate the new owner’s obligations as landlord under the Lease. Landlord hereby represents and warrants that, as of the date of this Lease, there are no ground leases covering the Project. Landlord will use reasonable, good faith efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current mortgagee on such mortgagee’s then current standard form of agreement promptly after Tenant’s execution of this Lease and prior to the Commencement Date. “Reasonable, good faith efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the mortgagee and/or any attorney’s fees and costs incurred by Landlord. Upon request of Landlord, Tenant will execute the mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall not have any effect on the rights, obligations and liabilities of Landlord and Tenant, be considered to be a default by Landlord hereunder, or permit Tenant any rights or remedies with respect to such failure.

28.2 EXECUTION OF DOCUMENTS. Tenant agrees to execute and acknowledge any documents Landlord reasonably requests that Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a default by Tenant hereunder or, at Landlord’s option, Landlord shall have the right to execute such documents on behalf of Tenant as Tenant’s attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to execute such documents in accordance with this section.

28.3 TENANT FINANCING. Landlord hereby waives any lien in Tenant’s personal property or trade fixtures located on the Premises and Landlord agrees that Landlord shall execute, at the request of Tenant from time to time, such commercially reasonable instruments as Tenant may reasonably request, in favor of any party which has an ownership or security interest in any of such personal property, for the purpose of waiving any landlord’s lien or right to levy thereon or for the purpose of acknowledging that such personal property remains personal property notwithstanding installation thereof on the Premises and, if requested, providing the holder of such security interest reasonable rights to access and remove such personal property from the Premises. In connection with the execution of any such instruments, Tenant shall pay (a) $1,500 to Landlord to compensate Landlord for its internal administrative costs in processing the request plus (b) Landlord’s reasonable out-of-pocket attorneys’ fees.

29. OPTIONS.

29.1 DEFINITION. As used in this Lease, the word “Option” has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease, (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Project or the right of first offer to lease other space within the Project, and (3) the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises. Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect. For purposes of this section, an Option shall also include any Option contained in any subsequent amendment to this Lease.

29.2 OPTIONS PERSONAL. Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and may be exercised only by the original Tenant while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant and any permitted transferee under Section 16.8. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant, the Lease has been assigned or a sublease exists as to any portion of the Premises, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

29.3 MULTIPLE OPTIONS. In the event that Tenant has multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

29.4 EFFECT OF DEFAULT ON OPTIONS. Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Section 17.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of this Lease after notice and the passage of any applicable cure period or if Landlord has provided written notice of default and such default remains uncured. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of this section.

29.5 LIMITATIONS ON OPTIONS. Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, any options, rights of first refusal or rights of first offer granted hereunder shall be subject and secondary to Landlord’s right to first offer and lease any such space to any tenant who is then occupying or leasing such space at the time the space becomes available for leasing and shall be subject and subordinated to any other options, rights of first refusal or rights of first offer previously given to any other person or entity.

29.6 GUARANTEES. Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, Tenant’s right to exercise and the effectiveness of an Option is conditioned upon Landlord’s receipt from any prior tenant that has not been expressly released from liability under this Lease, and any guarantor of any obligation of Tenant under this Lease, of a written agreement reasonably satisfactory to Landlord, in Landlord’s reasonable discretion, reaffirming such person’s obligations under this Lease or the guaranty, as modified by Tenant’s exercise of the Option.

29.7 NOTICE OF EXERCISE OF OPTION. Notwithstanding anything to the contrary contained in Section 43, Tenant shall give written notice exercising the Option using certified mail return receipt requested or some other method where the person delivering the package containing the notice obtains a signature of the person accepting the package containing the notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package). It shall be the obligation of Tenant to prove that Landlord received the notice exercising the Option in a timely manner.

30. LANDLORD RESERVATIONS. Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; (b) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and (c) to place signs, notices or displays upon the roof, interior or exterior of the Building or Common Areas of the Project. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project provided that Landlord’s use does not Interfere with Tenant’s use of the Premises.

31. CHANGES TO PROJECT. Landlord shall have the right, in Landlord’s reasonable discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as “Changes”) including, but not limited to, the interior and exterior of buildings, the Common Areas, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Changes and Landlord’s actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord’s actions in connection with such Changes. Notwithstanding the foregoing, such Changes shall in no event Interfere with Tenant’s use of the Premises.

32. INTENTIONALLY OMITTED.

33. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord’s consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease; and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof, after the expiration of the term hereof without Landlord’s consent, Tenant shall, at Landlord’s option, be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over at the expiration or earlier termination of the Lease term or to give Tenant the right to hold over after the expiration or earlier termination of the Lease term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including reasonable attorneys’ fees) Landlord may incur as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

34. LANDLORD’S ACCESS.

34.1 ACCESS. Landlord and Landlord’s agents, contractors and employees shall have the right to enter the Premises at reasonable times upon reasonable advance email notice to Tenant at finance@resettherapeutics.com (or such other email address as provided by notice from Tenant to Landlord from time to time) (except in the case of any emergency, where no advance notice shall be required) for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers and lenders, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project to the extent permitted under this Lease and, during the last nine (9) months of the term of this Lease, showing the Premises to prospective tenants; provided that any such entry shall comply with Tenant’s reasonable security and confidentiality requirements, including without limitation that the specific time of entry into the vivarium or the tissue culture areas within the Premises shall be approved by Tenant in advance. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant’s property resulting from such access. Landlord may at any time place on or about the Building or the Project for sale signs or, during the last nine (9) months of the term of this Lease, for lease signs.

34.2 KEYS. Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises.

35. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant’s agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from implementing security measures for the Project or any part thereof (provided such measures do not Interfere with Tenant’s use of the Premises), in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord’s provision of security measures except to the extent of any loss, damages or claims caused by Landlord’s gross negligence or willful misconduct. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project. In no event shall Tenant or its employees, agents or contractors bring firearms or other weapons to the Project or the Premises, and Tenant shall not have the right to employ armed security guards.

36. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably Interfere with Tenant’s use of the Premises. Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord’s written request, and Tenant’s failure to do so shall constitute a default by Tenant. The obstruction of Tenant’s view, air or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

37. TRANSPORTATION MANAGEMENT. Tenant shall fully comply at its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity or reasonably implemented or required by Landlord to manage parking, transportation, air pollution or traffic in and around the Project or the metropolitan area in which the Project is located.

38. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

39. TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

40. DEFINITION OF ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant’s Percentage Share of Operating Expenses and late charges shall be deemed to be rent.

41. INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attachments listed in Section 1.21 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord nor any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

42. AMENDMENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. One or more emails signed by one or more parties shall never constitute a writing signed by the parties that is capable of amending or modifying the Lease.

43. NOTICES. All notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service regular mail, (c) by U.S. Postal Service certified mail, return receipt requested, or (d) by U.S. Postal Service Express Mail, Federal Express or other overnight courier, and shall be deemed sufficiently given if served in a manner specified in this section. Notices may not be given by email, and email notices shall not be binding on Landlord or Tenant for any purpose. Any notice to pay rent or quit or similar notice, shall be deemed personally delivered to Tenant on the date the notice is personally delivered to any employee of Tenant at the Premises. The addresses set forth in Section 1.22 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord or Tenant hereunder shall be concurrently transmitted to such party or parties at such addresses as such party may from time to time hereinafter designate by written notice to the other party. Any notice sent by regular mail or by certified mail, return receipt requested, shall be deemed given three (3) days after deposited with the U.S. Postal Service. Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party’s address for notice purposes. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day. Nothing contained herein shall be construed to limit Landlord’s right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable Legal Requirements, except that any such notice shall not be effective unless the requirements of this section have been met.

44. WAIVERS. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives California Code of Civil Procedure Section 1179 and Civil Code section 3275 which allow tenants to obtain relief from the forfeiture of a lease, and Tenant hereby waives any claim it may have against Landlord based on Landlord’s failure to comply with Section 1938 of the California Civil Code. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ Tenant’s right of occupancy of the Premises after any termination of this Lease.

45. COVENANTS. This Lease shall be construed as though Landlord’s covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

46. BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Project is located, and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

47. ATTORNEYS’ FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and court costs reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. Landlord and Tenant agree that attorneys’ fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.

48. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction or going-out-of-business sale upon the Premises or the Common Areas.

49. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

50. QUIET POSSESSION. Subject to the other terms and conditions of this Lease, and the rights of any lender, and provided Tenant is not in default hereunder after notice and the passage of any applicable cure period, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

51. AUTHORITY. If Tenant or Landlord is a corporation, trust, limited liability company, limited liability partnership or general or limited partnership, each such party, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust, limited liability company, limited liability partnership or other partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

52. CONFLICT. Any conflict between the type written provisions of this Lease and handwritten provisions, if any, shall be controlled by the handwritten provisions; provided, however, handwritten provisions shall have no force or effect unless separately initialed by both Landlord and Tenant.

53. MULTIPLE PARTIES. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 43 on one Tenant shall be deemed service of notice on all Tenants.

54. INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties, and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease, the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

55. PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

56. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

57. RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall have the right, from time to time, to modify, amend and enforce the Rules in a reasonable and nondiscriminatory manner. Landlord shall not be responsible to Tenant for the failure of other persons, including, but not limited to, other tenants, their agents, employees and invitees, to comply with the Rules except that Landlord shall use commercially reasonable efforts to cause such parties comply with the Rules to the extent their noncompliance Interferes with Tenant’s use of the Premises.

58. RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.

59. PATRIOT ACT. Tenant represents to Landlord that, (i) neither Tenant nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism,” or other governmental action, (ii) Tenant’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”) and (iii) throughout the term of this Lease, Tenant shall comply with the Executive Order and with the Money Laundering Act.

60. CONFIDENTIALITY. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord’s relationship with other tenants of the Project. Tenant agrees that it and its partners, officers, directors, employees, brokers, financial advisors, insurance advisors and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity, except as required by Legal Requirements, without the prior written consent of Landlord, which may be given or withheld by Landlord, in Landlord’s reasonable discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

61. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

62. COUNTERPART COPIES; ELECTRONIC SIGNATURES. This Lease and any documents or addenda attached hereto may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties had executed a single copy of this Lease or the attached document or addenda.

(signatures to follow on succeeding page)

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD’S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT IN THE MANNER SET FORTH IN THIS LEASE. THE DELIVERY OF A DRAFT OF THIS LEASE TO TENANT SHALL NOT CONSTITUTE AN AGREEMENT BY LANDLORD TO NEGOTIATE IN GOOD FAITH, AND LANDLORD EXPRESSLY DISCLAIMS ANY LEGAL OBLIGATION TO NEGOTIATE IN GOOD FAITH.

LANDLORD:

CRP Edgewater, L.L.C.,

a Delaware limited liability company

By:
Name:	David A. Kingery
Its:	Vice President

TENANT*:
Reset Therapeutics, Inc.
a Delaware corporation
By:
Ross Bersot
(print name)

Its:	PRESIDENT
(print title)
By:
Shu Kurosaki
(print name)

Its:	V.P. Finance & Treasurer
(print title)

*	lf Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the treasurer, secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A

PREMISES

Exhibit A is intended only to show the general layout of the Premises, and shall not be interpreted to increase or decrease the size of the Premises beyond the number of rentable square feet set forth in Section 1.6. Exhibit A is not to be scaled and any measurements or distances shown on Exhibit A are approximates only.

[see attached]

EXHIBIT B

VERIFICATION LETTER

Reset Therapeutics, Inc., a Delaware corporation (“Tenant”), hereby certifies that it has entered into a lease with CRP Edgewater, L.L.C., a Delaware limited liability company (“Landlord”), and verifies the following information as of the              day of                     , 2015:

Address of Building	:	260 Littlefield Avenue, South San Francisco, California

Number of Rentable Square Feet in Premises	:	Approximately 32,974

Commencement Date	:

Lease Termination Date	:

Initial Base Rent	:	$105,516.80

Billing Address for Tenant	:

Attention	:

Telephone Number	:	( )

Federal Tax I.D. No.:	:

Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant’s satisfaction, that Tenant has accepted possession of the Premises, and that to Tenant’s knowledge as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease.

TENANT:

Reset Therapeutics, Inc.

a Delaware corporation

By:

(print name)

Its:
(print title)

EXHIBIT C

RULES AND REGULATIONS

GENERAL RULES

Tenant shall faithfully observe and comply with the following Rules and Regulations.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. After-hours access by Tenant’s authorized employees may be provided by card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant’s employees and all replacements thereof for lost, stolen or damaged cards. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building or Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

3. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any objectionable, in Landlord’s commercially reasonable judgment, purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants in their commercially reasonable judgment.

4. No boring or cutting for wires shall be allowed without the consent of Landlord. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

5. Landlord reserves the right to exclude or expel from the Building and/or Project any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

6. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators, if any, provided for such purposes at such times as Landlord shall designate.

7. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

8. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

9. Landlord shall have the right to control and operate the public portions of the Building and Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

10. Tenant shall not disturb, solicit, or canvass any occupant of the Building or Project and shall cooperate with Landlord or Landlord’s agents to prevent same.

11. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

12. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained (except that Tenant may hang pictures in the Premises and hammer nails in place for the same so long as upon the expiration or termination of this Lease, Tenant patches and paints such nail holes). Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair, or be responsible for the cost of repair to any damage resulting from noncompliance with this Rule.

13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided that Landlord hereby consents to Tenant’s use of portable heaters in the vivarium within the Premises for emergency backup heating purposes on a temporary basis.

14. Other than as set forth in Section 27 of the Lease, and in strict compliance with the requirements thereof, Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Project in their commercially reasonable judgment by reason of noise, odors, dust, debris or vibrations, or interfere in any way with other tenants or those having business therein. Tenant shall not use the Premises in any way that affects the air quality of any other tenant, the Building, or the Project.

15. Tenant shall not bring into or keep within the Project or the Premises any animals or birds other than animals for vivarium purposes and service animals.

16. Landlord will reasonably approve where and how telephone, telegraph, cable, fiber optic, DSL and similar wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other equipment affixed to the Premises shall be subject to the approval of Landlord.

17. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, if any, and shall use the same only as a means of ingress and egress for the Premises. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof penetrations without the prior written consent of Landlord.

18. Tenant shall not waste electricity, water or air conditioning and agrees to commercially reasonably cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

19. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

20. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

21. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project.

22. Tenant must comply with requests by the Landlord concerning the informing of their employees of these Rules.

23. All pest control in the Common Areas shall be performed by Landlord’s contractors. Tenant will be responsible for pest control within the Premises by contractors approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall not cause unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any tenant for the loss of any property on the Premises, however occurring, or for any damage to any Tenant’s property, except to the extent caused by Landlord’s gross negligence or willful misconduct.

24. Tenant shall provide security services during any move-ins and move-outs.

25. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

PARKING RULES

1. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities and at times approved by Landlord. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking. Tenant and its customers, employees, shippers and invitees shall comply with all reasonable rules and regulations adopted by Landlord from time to time relating to truck parking and/or truck loading and unloading.

2. Landlord reserves the right to relocate all or a part of parking spaces within the parking area. If access to the parking areas are not now controlled with gates or similar devices, Landlord shall have the right, but not the obligation, to install gates or other devices to control access to the parking areas, and Tenant shall comply with all of Landlord’s reasonable rules and regulations relating to access to the parking areas.

3. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area, except to the extent damage is caused by Landlord’s gross negligence or willful misconduct.

4. The maintenance, washing, waxing or cleaning of vehicles in the parking area or Common Areas is prohibited.

5. Tenant shall be responsible for seeing that all of its employees, agents, contractors and invitees comply with the applicable parking rules, regulations, laws and agreements.

6. At Landlord’s request, Tenant shall provide Landlord with a list which includes the name of each person using the parking facilities based on Tenant’s parking rights under this Lease and the license plate number of the vehicle being used by that person.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project, provided that the Rules and Regulations shall be enforced on a nondiscriminatory basis. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. To the extent there is any conflict between the Rules and Regulations and the Lease, the terms of the Lease shall govern.

EXHIBIT D

Addendum to Lease Agreement (the “Lease”)

Between CRP Edgewater, L.LC. (“Landlord”) and

Reset Therapeutics, Inc. (“Tenant”)

It is hereby agreed by Landlord and Tenant that the provisions of this Addendum are a part of the Lease. If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control. Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease, and, if a Work Letter Agreement is attached to this Lease, as those terms have been defined in the Work Letter Agreement.

64. SIGNAGE. Tenant shall have the right to maintain its signage existing as of the date of this Lease.

65. TENANT IMPROVEMENT ALLOWANCE. Landlord hereby grants to Tenant an “Improvement Allowance” of $98,922.00, which Improvement Allowance shall be used only for hard costs and directly related soft costs associated with certain Alterations to be performed by Tenant, which Alterations shall be subject to the provisions of Section 13. The Improvement Allowance shall be used to reimburse Tenant for the costs it incurs relating to the initial design and construction of the Alterations, In no event shall Landlord be obligated to make disbursements pursuant to this Section in a total amount which exceeds the Improvement Allowance. Any portion of the Improvement Allowance not disbursed in accordance with this Section shall be retained by Landlord and shall no longer be available to Tenant for any purpose. The Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Improvement Allowance Items”): (a) The payment of plan check, permit and license fees relating to construction of the Improvements; and (b) The cost of the construction of the Alterations, including, without limitation, testing and inspection costs, trash removal costs, and contractors’ fees and general conditions; provided, however, in no event shall the Improvement Allowance be used to pay the cost of computer or telephone wiring or any cost associated with the design, purchasing or installation of furniture, fixtures or equipment (collectively, “FF&E”), and all such costs shall be paid by Tenant, at Tenant’s sole expense. Within thirty (30) days after the Alterations have been completed, Tenant shall deliver to Landlord (x) properly executed mechanics lien releases in compliance with California Civil Code Section 8138; and (y) a certificate from the Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the construction of the Alteration has been substantially completed. Within ten (10) days after completion of construction of the Alterations, and as a condition to Landlord’s final reimbursement of the Improvement Allowance, Tenant shall cause a Notice of Completion to be recorded in the office of the County Recorder for the County in which the Premises is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, and as a condition to Landlord’s final reimbursement of the Improvement Allowance, (a) Tenant shall cause its architect and its contractor (i) to update the final construction drawings as necessary to reflect all changes made to the final construction drawings during the course of construction, (ii) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct and (iii) to deliver to Landlord two (2) sets of copies of such record set of drawings, and (b) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements included in the Alterations. Landlord shall have no obligation to make any disbursements from the Improvement Allowance after December 31, 2015, and any monies remaining in the Improvement Allowance after such date shall be retained by Landlord and shall not be available to Tenant for any purpose. Notwithstanding any provision to the contrary contained in the Lease, if Tenant commits a default as defined in Section 17 of the Lease, and fails to cure such default during any applicable cure period, then, in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance, and (b) Landlord shall have no other obligations under the terms of this Section until such time as such default is cured pursuant to the terms of the Lease. The failure of Tenant to perform any of its obligations under this Section after notice and the passage of any applicable cure period shall constitute a default under Section 17 of the Lease,

66. ABATEMENT OF RENT DUE TO LOSS OF USE OF PREMISES. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or ten (10) days in any twelve (12) month period (the “Eligibility Period”) as a result of any damage or destruction to the Premises, condemnation or any repair, maintenance or alteration performed by Landlord to the Premises after the Commencement Date and required by the Lease, which substantially interferes with Tenant’s use of the Premises, or any failure to provide services or access to the Premises as required of Landlord under this Lease where such failure is due to the gross negligence or willful misconduct of Landlord, then

Tenant’s rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence.

[SIGNATURES TO FOLLOW ON SUCCEEDING PAGE]

IN WITNESS WHEREOF, the parties hereto have respectively executed this Addendum.

CRP Edgewater, L.L.C.,

a Delaware limited liability company

By:

Name:	David A. Kingery

Its:	Vice President

TENANT*:

Reset Therapeutics, Inc

a Delaware corporation

By:

Ross Bersot
(print name)

Its:	President
(print title)

By:

Shu Kurosaki
(print name)

Its:	V.P. Finance + Treasurer
(print title)

*	If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the treasurer, secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT E

FORM OF LETTER OF CREDIT

BENEFICIARY:

CRP EDGEWATER, L.L.C.

APPLICANT:

RESET THERAPEUTICS, INC.

260 LITTLEFIELD AVENUE

SUITE 200

SOUTH SAN FRANCISCO CA 94080

AMOUNT:         US$223,885.54 (TWO HUNDRED TWENTLY THREE THOUSAND EIGHT HUNDRED EIGHTY FIVE AND 54/100 U.S. DOLLARS)

EXPIRATION DATE:	(ONE YEAR FROM L/C ISUANCE)

LOCATION:	SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF              IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	BENEFICIARY’S DATED AND SIGNED STATEMENT, STATING AS FOLLOWS:

“AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED BY RESET THERAPEUTICS, INC. AS TENANT UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN TENANT, AND CRP EDGEWATER, L.L.C. AS LANDLORD. FURTHERMORE THIS IS TO CERTIFY THAT: (I) LANDLORD HAS GIVEN WRITTEN NOTICE TO TENANT TO CURE THE DEFAULT PURSUANT TO THE TERMS OF THE LEASE; (II) SUCH DEFAULT HAS NOT BEEN CURED UP TO THIS DATE OF DRAWING UNDER THIS LETTER OF CREDIT; AND (III) LANDLORD IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT AND THAT LANDLORD WILL HOLD THE FUNDS DRAWN UNDER THIS LETTER OF CREDIT AS SECURITY DEPOSIT FOR TENANT OR APPLY SAID FUNDS TO TENANT’S OBLIGATION UNDER THE LEASE.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND              [INSERT 90 DAYS AFTER FINAL EXPIRY DATE] WHICH IS THE FINAL EXPIRATION OF THIS LETTER OF CREDIT. UPON RECEIPT OF SUCH NOTICE YOU MAY DRAW YOUR SIGHT DRAFTS ON US, IN THE FORM ATTACHED HERETO AS

EXHIBIT “A”, FOR THE AVAILABLE AMOUNT UNDER THIS STANDBY LETTER OF CREDIT ACCOMPANIED BY YOUR DATED STATEMENT AND SIGNED, STATING AS FOLLOWS:

“WE ARE IN RECEIPT OF YOUR NOTICE THAT YOU HAVE ELECTED NOT TO EXTEND SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO, SVB              AND THE UNDERLYING OBLIGATION REMAINS OUTSTANDING.”

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. OUR TRANSFER FEE OF  1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00) AND OTHER CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT ARE FOR THE APPLICANTS ACCOUNT. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE EITHER IN PERSON OR BY OVERNIGHT COURIER BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES -STANDBY LETTER OF CREDIT DEPARTMENT; OR BY FACSIMILE TRANSMISSION AT: (408) 969-6510 OR (408) 496-2418 AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION DEPARTMENT WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE, PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER PRIOR TO 10:00 A.M. CALIFORNIA TIME, SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN TWO (2) BUSINESS DAYS AFTER PRESENTATION. PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER AFTER 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN THREE (3) BUSINESS DAYS AFTER PRESENTATION.

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRY DATE OR THE FINAL EXPIRY DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)

EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20 ”

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE SANTA CLARA, CA 95054	(INSERT NAME OF BENEFICIARY)

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE: INSERT ISSUANCE DATE OF DRAFT.

2.	REF. NO.: INSERT YOUR REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF THE BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE)

4.	US$: INSERT AMOUNT OF DRAWING IN NUMERALS.

5.	USDOLLARS: INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: INSERT SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: INSERT THE ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: INSERT NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: 408-654-6274 OR 408-654-7716 OR 408-654-7127 OR 408-654-3035.

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE SANTA CLARA, CA 95054		RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ISSUED BY
	ATTN:	INTERNATIONAL DIVISION.		SILICON VALLEY BANK, SANTA CLARA
		STANDBY LETTERS OF CREDIT		L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)	(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

EXHIBIT B

to Sublease Agreement

Outline of Sublease Premises (including Shared Areas)

EXHIBIT C

to Sublease Agreement

Form of Nondisclosure Agreement

AMENDED AND RESTATED CONFIDENTIALITY AGREEMENT

This Amended and Restated Confidentiality Agreement (this “Agreement”) is made as of this          day of February, 2015, between RESET THERAPEUTICS, INC., a Delaware corporation, with a principal address of 260 Littlefield Avenue, Suite 200, South San Francisco, California 94080, together with its subsidiaries (collectively, “Reset”) and CATALYST BIOSCIENCES, INC., a Delaware corporation, with a principal address of 260 Littlefield Avenue, South San Francisco, California 94080, together with its subsidiaries (collectively, “Catalyst”). This Agreement amends and restates in its entirety that certain Confidentiality Agreement dated August 22, 2013, by and between the parties (the “2013 Confidentiality Agreement”) with respect to that certain Sublease Agreement dated as of August 22, 2013, by and between the parties (the “2013 Sublease”).

Reset and Catalyst specifically agree as follows:

1.	Catalyst and Reset have entered into a Sublease Agreement dated as of February , 2015 (the “2015 Sublease” and, together with the 2013 Sublease, the “Subleases”), and certain confidential and/or proprietary information may be disclosed during the term of each of the Subleases. This Agreement shall govern the disclosure by Reset and Catalyst to each other of written, visual and oral confidential technical and business information and materials relating to their businesses. “Confidential Information” shall mean all non-public information and materials disclosed directly or indirectly in writing, orally or by inspection of facilities or tangible objects (including without limitation any technical information, business plan, trade secret, know-how, idea, invention, process, technique, design, assay, schematic, drawing, compound, molecule, formula, chemical structure, nucleic acid or amino acid sequence, protein structure, pre-clinical data, clinical data, clinical protocol, clinical plan, other data, plan, timeline, strategy, forecast and business information and any other non-public information or other trade secrets, whether scientific, clinical, or business in nature) that could reasonably be expected to be confidential or proprietary.

2.	Neither party shall use Confidential Information received from the other for the benefit of itself or any third party or for any purpose, nor shall either party practice any method, process or other technology disclosed in the Confidential Information (including without limitation for research, commercial or other purposes), except as the parties may otherwise expressly agree in writing. Neither party shall make any copies of the other party’s Confidential Information, except to the extent reasonably necessary to perform its obligations and duties under the Subleases (the “Purpose”), or unless otherwise approved in writing in advance by the other party.

3.

Each party agrees that it will hold in strict confidence and not disclose to any third party any Confidential Information received from the other party hereto, except as expressly agreed upon in writing or as otherwise permitted in accordance with this Section. Reset and Catalyst agree that the recipient of Confidential Information hereunder will not disclose such information other than to those of its officers, employees or consultants who require access to Confidential Information to accomplish the Purpose, and that all such disclosures shall be subject to contractual obligations of confidentiality at least as restrictive as those in this Agreement. Notwithstanding the foregoing, either party may disclose the Confidential Information of the other to the extent required by an applicable court order or by law; provided, however, that the receiving party that is so required to disclose the Confidential Information of the disclosing party shall give the disclosing party reasonable advance notice of such disclosure in order to permit the disclosing party to seek a protective order or other confidential treatment of such Confidential Information.

4.	Each party shall take reasonable security precautions, at least as great as it employs to protect its own confidential information, to protect from disclosure and to keep confidential the Confidential Information of the other, including without limitation, protection of documents from theft, unauthorized duplication and discovery of contents, and restrictions on access by other persons to Confidential Information.

5.	The obligations set forth in Sections 2, 3 and 4 shall not apply to Confidential Information which the receiving party shows is:

a.	already in the possession of the receiving party without obligation of confidentiality at or before the time of disclosure hereunder as reasonably shown by evidence existing at the time of disclosure;

b.	now or hereafter publicly known through no wrongful act of the receiving party (provided that if Confidential Information becomes publicly known, this shall not excuse a prior breach);

c.	lawfully received, without obligation of confidentiality, from a third party (other than a third party with an obligation of confidentiality to the disclosing party); or

d.	independently developed by employees of the receiving party who were unaware of and did not have access to the disclosing party’s Confidential Information, as demonstrated by contemporaneous documentation.

Confidential Information shall not be deemed to fall within the above exceptions solely because it is embraced by more general information that is publicly known or in the prior possession of the recipient or of others, or because it is expressed in public literature in general terms without disclosing the Confidential Information in specific detail.

6.	Upon termination, cancellation or expiration of this Agreement, or upon written request of the disclosing party, all documents and other tangible things containing or representing the Confidential Information of the disclosing party shall be promptly returned to the disclosing party; however, the parties may each retain one (1) copy of the other’s Confidential Information in its legal files for purposes of ensuring compliance with this Agreement.

7.	Confidential Information disclosed hereunder (including, without limitation, all copies, extracts and portions thereof) is and shall remain the property of the disclosing party. Disclosure of Confidential Information to the other party shall not constitute any grant, option or license to the other party under any patent, trade secret or other rights now or hereinafter held by the disclosing party, and shall not create any commitment, by implication or otherwise, of the disclosing party to continue discussions regarding the potential transaction or to enter into any further agreement with the receiving party.

8.	ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS.” THE DISCLOSING PARTY MAKES NO WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, REGARDING ITS ACCURACY, COMPLETENESS OR PERFORMANCE, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND/OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

9.	This Agreement shall govern the disclosure of the Confidential Information by the parties during the term of each of the Subleases, including any extensions thereof, commencing on August 22, 2013, the date of the 2013 Confidentiality Agreement. Such term for this Agreement may be extended by written agreement of the parties. The obligations set forth in Sections 2, 3 and 4 shall apply during the term of this Agreement and, notwithstanding anything in this Agreement to the contrary, shall continue in effect for a period of 5 (five) years following expiration or termination of this Agreement. Either party may terminate this Agreement without cause upon thirty (30) days prior written notice to the other party, and neither party shall have any obligation to disclose any Confidential Information or to continue discussions relating to, or to enter into or continue any arrangement or agreement relating to, the Purpose or any other matter, except as agreed in writing by the parties. Termination or expiration of this Agreement shall not affect any rights or obligations which have accrued prior thereto.

10.	Reset and Catalyst agree that, due to the unique nature of Confidential Information, the unauthorized disclosure or use of Confidential Information of the disclosing party may cause irreparable harm and significant injury to the disclosing party, the extent of which may be difficult to ascertain and for which there may be no adequate remedy at law. Accordingly, Reset and Catalyst agree that the disclosing party, in addition to any other available remedies, shall have the right to seek an immediate injunction and other equitable relief enjoining any breach or threatened breach of this Agreement. The receiving party shall notify the disclosing party in writing immediately upon the receiving party’s becoming aware of any such breach or threatened breach.

11.	This Agreement shall be governed by the laws of the State of California, without reference to conflicts of laws principles. The parties agree that all litigation concerning the performance, breach, construction and/or enforcement of this Agreement shall take place in the federal and/or state courts (as applicable) located in the Northern District of the State of California, and the parties hereby consent to the exclusive jurisdiction of such courts.

12.	This Agreement constitutes the entire agreement between Reset and Catalyst with respect to the subject matter herein, and supersedes all prior communications, understandings and agreements with respect to such subject matter. No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by duly authorized signatories of both parties. The waiver by either party of a default under any provision of this Agreement shall not be construed as a waiver of any subsequent default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy.

13.	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party shall assign this Agreement nor any part thereof without the prior written consent of the other party; provided, however, either party may assign this Agreement or any of its rights or obligations under this Agreement in whole or in part, without such consent, to a third party that acquires all or substantially all of such party’s business. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any obligation which such party then has hereunder.

14.	This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute together but one and the same document.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Reset:

Reset Therapeutics, Inc., a Delaware corporation

By	/s/ Shu Kurosaki

Name:	Shu Kurosaki

Title:	Treasurer

Catalyst:

Catalyst Biosciences, Inc., a Delaware corporation

By	/s/ Nassim Usman

Name:	Nassim Usman, Ph.D.

Title:	CEO

EXHIBIT D

to Sublease Agreement

Furniture

Item Description	Size	Location/Amount				Total Amount
		1	2	3	4	
Cubicles						
	7x6	6				6
	8x6				13	13
Desks w/ returns						
	5.5x2.5		2			2
	6x6		1			1
	7x6		5			5
	8x6		3			3
Office Chairs		6	12		13	31
Guest Rolling Chairs			8	18		26
Stackable Meeting Chairs			2	40		42
In Cube filing drawers						
	2 drawer2wood		3			3
	2drawer2metal				10	10
	3 drawer2wood	6	9			15
	3drawer2metal				13	13
File Cabinets2 long horizontal drawers						
	2 drawer2wood		4			4
	2drawer2metal				1	1
	3 drawer2wood					0
	3drawer2metal		2			2
Overhead Cabinets						
	2 Door		1			1
	4 Door		3			3
Conference tables						
	8x4			1		1
	12x4			1		1
Book Shelves						
	5x3		1			1
	6x3		6			6
White Boards						
	3x2		2		1	3
	4x3	1			2	3
	4x4		4			4
	6x4		1	2		3
4 Cabinet Credenza						
	6x2x3			1		1

Number	Location
1	First Floor South2 end Offices
2	Offices on the Second Floor
3	Conference and Seminar Room
4	Main open cube area on Second Floor